SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Capital, Ltd.

(Name of Registrant as Specified in its Charter)

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AMERICAN CAPITAL, LTD.

NOTICE OF 2015 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON APRIL 24, 2015

DATE AND TIME:	Friday, April 24, 2015 at 9:00 a.m., Eastern Time

PLACE:	Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814

ITEMS OF BUSINESS:	1)	To elect nine directors, each to serve a one-year term.

2)	To approve the American Capital, Ltd. Employee Cash Incentive Plan.

3)	To ratify the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2015.

4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In addition, there will be a presentation on our business, and stockholders will have an opportunity to ask questions.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting if you were a stockholder of record at the close of business on March 3, 2015.

VOTING:	Your vote is important and we urge you to vote. You may vote in person at the Annual Meeting, by telephone, through the internet or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). See Question 5 of “Questions and Answers About the 2015 Annual Meeting and Voting” in the accompanying proxy statement for additional information regarding voting.

MEETING ADMISSION:	If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department by following the instructions set forth in response to Question 14 of “Questions and Answers About the 2015 Annual Meeting and Voting” in the accompanying proxy statement.

DATE OF DISTRIBUTION:	This notice, the proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2014, are first being sent to our common stockholders on or about March 11, 2015.

By Order of the Board of Directors,

Samuel A. Flax

Executive Vice President, General Counsel,

Chief Compliance Officer and Secretary

March 11, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2015

This proxy statement and our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2014, are available free of charge on the internet at http://www.ACAS.com/2015proxymaterials.

PROXY STATEMENT

This proxy statement contains information about the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of American Capital, Ltd. (“American Capital,” the “Company,” “we,” “our” and “us”).

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QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE 2015 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors is furnishing this proxy statement to you to solicit proxies on its behalf to be voted at the Annual Meeting on April 24, 2015 at 9:00 a.m., Eastern Time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. The proxies also may be voted at any adjournments or postponements of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Samuel A. Flax and John R. Erickson have been designated as proxies by the Board of Directors for the Annual Meeting.

3.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is March 3, 2015 (the “record date”). The record date is established by the Board of Directors and only stockholders of record at the close of business on the record date are entitled to:

a.	receive notice of the meeting; and
b.	vote at the meeting and any adjournments or postponements of the meeting.

Each stockholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 272,300,737 shares of common stock legally outstanding.

4.	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a stockholder of record.

If your shares of stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 below describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you. For shares held through a benefit or compensation plan or a broker, bank or other nominee, you may vote by submitting voting instructions to your plan trustee, broker, bank or nominee. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

It is important that you vote your shares if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 10 below.

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet—Stockholders can vote their shares via telephone or the internet as instructed in the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—A stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For stockholders who hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank or other nominee for your shares to be voted.

In Person—Shares held in your name as the stockholder of record on the record date may be voted by you in person at the Annual Meeting. Shares held beneficially by you in street name on the record date may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

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QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND VOTING

6.	WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

Proposal	Board Recommendations
1) Election of nine directors, each to serve a one-year term	FOR each of the nominees
2) Approval of the American Capital, Ltd. Employee Cash Incentive Plan	FOR
3) Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2015	FOR

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any adjournments or postponements thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in their discretion.

7.	WHO COUNTS THE VOTES?

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specific choice is made for one or more matters, proxies that are signed and returned will be voted “FOR” the election of each of the nominees for director, “FOR” the proposal to approve the American Capital, Ltd. Employee Cash Incentive Plan, and “FOR” the ratification of the appointment of Ernst & Young LLP as independent public accountant.

9.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services. Computershare’s address is P.O. Box 30170 College Station, TX 77842-3170; you can reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada).

10.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record: If you are a stockholder of record (see Question 4 above), your shares of common stock will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4 above) and you do not provide your signed and dated voting instruction form to your broker, bank or other nominee, your shares of common stock may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under applicable rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.

The only proposal to be voted on at the Annual Meeting that is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares is the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountant. The other proposals (specifically, the election of director nominees and the proposal to approve the American Capital, Ltd. Employee Cash Incentive Plan) are not considered “routine” under applicable rules, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a matter, your shares will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

11.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote at the 2015 Annual Meeting. See Question 10 above for more information about broker non-votes.

12.	HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a

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QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND VOTING

duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the meeting.

13.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson Inc., 480 Washington Blvd. 26th Floor, Jersey City, NJ 07310, at an anticipated cost of $13,000, plus reimbursement of out-of-pocket expenses.

14.	HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor

Relations department either by email at IR@AmericanCapital.com or by telephone at (301) 951-5917. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement.

15.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, holders representing a majority of our outstanding shares of common stock as of March 3, 2015, must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by internet, telephone or mail.

Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

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BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Our Board of Directors is currently comprised of eight independent directors and one employee director, Malon Wilkus. The following table sets forth the current members of our Board of Directors and their committee membership, if any:

Name	Director Since	Executive	Audit, Compliance and Valuation (1)	Compensation, Corporate Governance and Nominating (2)
Mary C. Baskin*	2000		✓
Neil M. Hahl*	1997		Chairman
Philip R. Harper*	1997	✓		Chairman
Stan Lundine*	1997			✓
Kristen L. Manos*	2015
Susan K. Nestegard*	2013		✓
Kenneth D. Peterson, Jr.*	2001
Alvin N. Puryear*	1998	✓		✓
Malon Wilkus	1986	Chairman

*	Director is “independent,” as defined in Rule 5605(a)(2) of the NASDAQ listing standards (the “NASDAQ listing standards”), and is not an “Interested Person” of American Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(1)	Each member of the Audit, Compliance and Valuation Committee is “independent,” as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ listing standards. The Board of Directors has determined that each of Ms. Baskin and Mr. Hahl is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Dr. Puryear served on the Audit, Compliance and Valuation Committee in place of Ms. Nestegard from March 26, 2014 through August 31, 2014.

(2)	Each member of the Compensation, Corporate Governance and Nominating Committee is “independent,” as defined in Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ listing standards.

Board Leadership Structure

Mr. Wilkus has served as our Chairman and Chief Executive Officer since he founded the Company in 1986, except for the period from 1997 to 1998, during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. We believe that combining the positions of Chairman and Chief Executive Officer is the best corporate governance leadership structure for the Company because it permits clear accountability, effective decision-making and alignment on corporate strategy. We also believe that this structure is particularly appropriate and beneficial to us because it most effectively utilizes Mr. Wilkus’ broad experience and knowledge regarding the Company, including by allowing him to set the agendas and priorities of the Board and lead discussions on our business and strategy.

Although we believe that it is more effective for us to combine the positions of Chairman and Chief Executive Officer, we recognize the importance of strong independent leadership on the Board. We believe that our Board’s independent oversight continues to be substantial. Our Board of Directors has determined that all of the current directors, except Mr. Wilkus, are “independent” as defined in the NASDAQ listing standards. Similarly, only Mr. Wilkus is an “Interested Person” of American Capital under the 1940 Act.

It is our Board’s policy as a matter of good corporate governance to have a majority of our directors who are not “Interested Persons” meet regularly without persons who are members of management or employee directors present to facilitate the Board’s effective independent oversight of management. These directors also designate a director who is “independent,” as defined in the NASDAQ listing standards, to serve as the “lead independent director” and preside at these meetings. Presently, our disinterested directors meet quarterly and may hold additional meetings at the request of the lead independent director or another disinterested director. The designation of a lead independent director is for a one-year term and a lead independent director may be re-appointed at the end of a term. If the lead independent director is unavailable for a meeting, his or her immediate predecessor will serve as lead independent director for such meeting. At a meeting on July 24, 2014, Mr. Harper was designated as the lead independent director for the current term.

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BOARD AND GOVERNANCE MATTERS

Each of our Board’s Audit, Compliance and Valuation Committee and Compensation, Corporate Governance and Nominating Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties. Two independent directors also serve on our Executive Committee.

Corporate Governance

Our Board of Directors has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business. The governance practices are memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), Second Amended and Restated Bylaws, as amended (our “Bylaws”), and committee charters of the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee, form the framework for our governance. All of these documents are available in the Investor Relations section of our website at www.AmericanCapital.com.

CORPORATE GOVERNANCE HIGHLIGHTS:

¡    Annual election of directors

¡    Directors elected by majority, not plurality, voting

¡    Resignation policy for directors who do not receive majority vote

¡    Eight of nine directors are independent

¡    Lead director is independent

¡    Regular meetings of independent directors without members of management or employee directors

¡   At least 90% attendance for Board and 100% attendance for committee meetings in 2014

¡    Stock ownership guidelines for directors and executive officers

¡    Clawback policy for compensation

¡    Strong pay-for-performance philosophy

¡    No stockholder rights plan or “poison pill” other than tax preservation provisions in our Certificate of Incorporation expiring in April 2015

¡   Comprehensive Code of Ethics and Conduct and Corporate Governance Guidelines

Committees of the Board

Our Board of Directors’ principal standing committees and their primary functions are described below.

Executive Committee

This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under Delaware law or the 1940 Act.

Audit, Compliance and Valuation Committee

This committee makes recommendations to the Board of Directors with respect to the engagement of independent auditors and questions our management and independent auditors on the application of accounting and reporting standards in our financial statements. This committee also reviews the adequacy of our internal controls over financial reporting, including information technology security and controls relating to the preparation of our financial statements. This committee’s meetings include, whenever appropriate, executive sessions with each of our independent auditors, internal auditors and senior valuation officers, without the presence of management. The Audit, Compliance and Valuation Committee reviews and provides a recommendation to the Board of Directors with regard to its approval of the valuations of portfolio companies presented by management. In such review, the committee discusses the proposed valuations with our independent auditors and any other relevant consultants. It also has the responsibility for reviewing matters regarding accounting, ethics, legal and regulatory compliance and for engaging, evaluating and terminating any internal audit service providers and approving fees to be paid to such internal audit service providers. The Audit, Compliance and Valuation Committee annually reviews the experience and qualifications of the senior members of the independent external auditors and the internal auditors and the quality control procedures of the independent external auditors and the internal auditors. In addition, the Audit, Compliance and Valuation Committee discusses with the independent auditors, internal auditors and any internal audit service providers (as may be engaged from time to time) the overall scope, plans and budget for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits.

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BOARD AND GOVERNANCE MATTERS

Compensation, Corporate Governance and Nominating Committee

This committee has the responsibility for setting the terms of employment of our Chief Executive Officer and reviewing and approving the salaries, incentive payments and other compensation and benefits of our other executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of our other employees, evaluating the compensation and fees payable to the members of the Board of Directors and administering our employee incentive compensation plans. Although the committee consults with senior management to establish our general compensation philosophy, they have the sole authority to set the compensation of our executive officers. It also has responsibility for recommending and considering corporate governance practices and policies, monitoring our litigation docket and reviewing and assisting with the development of our executive succession plans. In addition, this committee serves as the standing nominating committee of the Board.

Board and Committee Meetings

Under our Bylaws and Delaware law, the Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors held 18 meetings during 2014.

Each of the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meets at the request of senior management or at such other times as it determines. Our Secretary, in consultation with the chairman of the committee, sets agendas for the meetings. Each committee reports regularly to the Board of Directors on its activities at the next regularly scheduled Board meeting following the committee meetings and when appropriate. The Compensation, Corporate Governance and Nominating Committee held 12 meetings during 2014, and the Audit, Compliance and Valuation Committee held eight meetings during 2014.

Each of the directors attended at least 90% of the meetings of the Board of Directors and 100% of the meetings of the committees on which he or she served. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. At the 2014 Annual Meeting, all then-current directors attended in person.

Risk Oversight

One of the roles of our Board of Directors is being responsible for the general oversight of the Company, including the performance of senior management and the Company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing its risk oversight function, the Board, directly or through its standing committees, regularly reviews our material strategic, operational, investment, financial, compensation and compliance risks with senior management. In particular, the Board receives updates at each regular meeting on the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing us, as well as our investment and asset management platforms.

The Board of Directors also recognizes the importance of effective executive leadership to our success and is actively engaged in overseeing the operational risks related to succession planning. The Board of Directors routinely discusses staffing for critical roles, and potential replacements for key personnel are given exposure to the Board of Directors during meetings and other events. In addition, the Board of Directors is regularly updated on strategies for recruiting, developing and retaining outstanding personnel firmwide.

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BOARD AND GOVERNANCE MATTERS

The Board has delegated certain risk management oversight responsibility to its committees as follows:

¡ Regulatory Compliance Risk: The Board, both directly and through the Audit, Compliance and Valuation Committee, receives regular reports from our Chief Compliance Officer, legal, accounting and internal audit personnel on regulatory matters, including the Company’s compliance with the business development company (“BDC”) qualification and leverage requirements under the 1940 Act, employee compliance with our Code of Ethics and Conduct (“Code of Ethics”) and personal trading restrictions and our wholly-owned fund management entities’ compliance with the Investment Advisers Act of 1940.

¡ Financial and Accounting Risk: The Audit, Compliance and Valuation Committee oversees the Company’s management of its financial, accounting, internal controls, valuation process and liquidity risks through regular meetings with our Chief Financial Officer, senior members of the Company’s accounting, tax, auditing and legal departments and representatives of the Company’s independent public accountant.

¡ Litigation Risk: The Compensation, Corporate Governance and Nominating Committee monitors developments in the Company’s litigation docket through regular reports from, and discussions with, our General Counsel.

¡ Compensation and Benefit Plan Risk: The Compensation, Corporate Governance and Nominating Committee considers the extent to which our executive and director compensation and benefit plan programs may create risk for the Company.

¡ Governance Risk: The Compensation, Corporate Governance and Nominating Committee also oversees risks related to Board organization, membership and structure and corporate governance.

Director Compensation

The elements of compensation for our non-employee directors include retainers, stock options, and through June 30, 2014, fees for attending meetings, as well as, if applicable, compensation for serving on the boards of directors of our portfolio companies. For the first half of 2014, non-employee directors were paid a retainer for service on the Board of Directors at the rate of $100,000 per year, with the lead director and members chairing a committee receiving an additional retainer at the rate of $25,000 and $15,000 per year, respectively. In addition, non-employee directors received a fee of $3,000 for attending Board or committee meetings and certain other meetings, with approval of the Chairman of our Board of Directors. Effective July 1, 2014, directors no longer received per-meeting fees, the retainer for service on the Board of Directors was increased to the rate of $200,000 per year, payable quarterly in advance, and the retainers for the lead director and members chairing the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee were increased to the rate of $40,000 and $20,000 per year, respectively. In addition, effective July 2014, each member of the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee received an additional retainer at the rate of $40,000 per year and each member of the Executive Committee received an additional retainer at the rate of $15,000 per year. The 2015 rates are set at these same levels.

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BOARD AND GOVERNANCE MATTERS

Non-employee directors received a fee from us for each American Capital portfolio company or fund board of directors on which they served, in lieu of any payment by the portfolio company or fund. For such companies that are not public, that fee was set at the rate of $30,000 per year prior to July 1, 2014 and $40,000 per year thereafter. For such companies that are public, that fee is based on the fee payable by the company to its other directors. Directors are also reimbursed for travel, lodging and other out-of-pocket expenses incurred in connection with the Board of Directors and committee meetings. Directors who are our employees do not receive additional compensation for service as a member of the Board of Directors.

The following table sets forth the compensation received by each non-employee director during 2014(1):

Name	Fees Earned or Paid in Cash (2) ($)	Stock Awards ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mary C. Baskin	286,000	—	—	—	—	—	286,000
Neil M. Hahl	358,500	—	—	—	—	—	358,500
Philip R. Harper	331,500	—	—	—	—	—	331,500
Stan Lundine	268,000	—	—	—	—	—	268,000
Susan Nestegard	243,000	—	—	—	—	—	243,000
Kenneth D. Peterson, Jr.	221,000	—	—	—	—	—	221,000
Alvin N. Puryear	417,500	—	—	—	—	—	417,500

(1)	Ms. Manos did not serve as a director in 2014.

(2)	The column “Fees Earned or Paid in Cash” includes the following payments by us to our non-employee directors in 2014 for serving on certain boards of directors of our portfolio companies in the following amounts: Ms. Baskin: $35,000 for eLynx Holdings, Inc. and $15,000 for CH Holding Corp.; Mr. Hahl: $35,000 for each of WIS Holdings Company Inc, HALT Medical, and The Meadows of Wickenburg, L.P.; Mr. Harper: $35,000 for SMG Holdings Inc.; Mr Lundine: $35,000 for Fosbel Global Services (LUXCO) S.C.A.; Ms. Nestegard: $35,000 for CML Pharmaceuticals, Inc; Mr. Peterson: $35,000 for Service Experts; Dr. Puryear: $35,000 for Financial Asset Management Systems, Inc., $60,000 for American Capital Agency Corp., and $60,000 for American Capital Mortgage Investment Corp.

(3)	Amounts under the column “Option Awards” represent the fair value of stock option awards granted. As of December 31, 2014, Mses. Baskin and Nestegard, Messrs. Hahl, Harper, Lundine and Peterson and Dr. Puryear had the following aggregate option awards outstanding: 250,000; 156,250; 340,000; 433,750; 246,250; 433,750; and 340,000, respectively.

As noted above, we also provide stock-based incentive compensation to our non-employee directors under option plans to help further align their interests with those of our stockholders. Under the 1940 Act, such option plans must be approved by the Securities and Exchange Commission (the “SEC”) in order to become effective (the “existing director option plans”).

Our most recent plan was the 2010 Disinterested Director Stock Option Plan, which provided for the issuance of options to purchase up to 1,250,000 shares of our common stock, and which became effective on August 30, 2011, when the SEC issued an order authorizing the plan. Each of the non-employee directors at such time received an automatic grant of options to purchase 156,250 shares of our common stock. Ms. Nestegard received a grant of options to purchase 156,250 shares in connection with her appointment to the Board of Directors on June 13, 2013. All such options have now vested and expire on September 15, 2020, except for Ms. Nestegard’s options, which vest over the first three anniversaries of June 13, 2013 and expire on June 13, 2023. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director. There are no options remaining under any of our existing director option plans to be granted to the non-employee directors, unless any outstanding options are cancelled following the termination of a director’s service and reissued.

8    AMERICAN CAPITAL, LTD. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, non-employee directors are encouraged to own shares of our common stock equal in value to three times the annual cash Board retainer (which became $200,000 effective July 1, 2014). The minimum number of shares to be held by the non-employee directors will be calculated on the first trading day of each calendar year based on their fair market value. In the event a new director joins the Board of Directors, or the cash retainer increases or the stock price decreases, in each case causing a director to be out of compliance after having been in compliance, any such director will have seven years to return to compliance (but in any case, a person joining the Board shall own no fewer than 3,000 shares within one year of joining the Board). The Compensation, Corporate Governance and Nominating Committee may waive or modify these requirements in appropriate situations. In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our common stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the Securities and Exchange Commission rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Compensation, Corporate Governance and Nominating Committee may waive or modify these requirements in certain situations.

Director Nomination Process

Nominations for election to the Board of Directors may be made by the Compensation, Corporate Governance and Nominating Committee of the Board of Directors, or by any stockholder entitled to vote for the election of directors. Candidates proposed by stockholders will be evaluated by the Compensation, Corporate Governance and Nominating Committee under the same criteria that are applied to other candidates. The Compensation, Corporate Governance and Nominating Committee has the authority under its charter to retain search consultants to assist in the process of identifying and evaluating director candidates and to approve the compensation of such consultants. In fiscal year 2014, the Compensation, Corporate Governance and Nominating Committee retained Korn/Ferry International, an independent executive search firm, to assist the Compensation, Corporate Governance and Nominating Committee in identifying prospective director candidates.

Board Membership Criteria

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation, Corporate Governance and Nominating Committee endeavors to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s ability to best represent the interests of our stockholders, integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender and age. Although the committee does not have formal objective criteria for determining the amount of diversity needed on the Board of Directors, it is one of the factors the committee considers in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

Director Resignation Policy

Our Bylaws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected, even if the director has not received a vote sufficient for re-election. Thus, a company could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board of Directors if the director is nominated but not re-elected. The policy also requires the Compensation, Corporate Governance and Nominating Committee to make a recommendation to the full Board of Directors on whether to accept or reject the resignation, and the full Board of Directors to make that determination. The Board of Directors will publicly disclose its decision within 90 days after receipt of the tendered resignation.

AMERICAN CAPITAL, LTD. – Proxy Statement    9

BOARD AND GOVERNANCE MATTERS

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation, Corporate Governance and Nominating Committee recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Compensation, Corporate Governance and Nominating Committee does not receive a vote sufficient for re-election, then the independent directors who did not fail to receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only directors who did not fail to receive a sufficient vote for re-election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Certain Transactions with Related Persons

Related Person Transaction Policies

We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors, and employees and any person controlling or under common control with us, subject to certain exceptions.

Our Code of Ethics, which is reviewed and approved by the Board of Directors and provided to all employees, directors and independent contractors, requires that all employees, directors and independent contractors avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the Company or our portfolio companies. Pursuant to the Code of Ethics, each employee, director, and independent contractor must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or the Chief Compliance Officer. If a conflict is determined to exist, the employee, director or independent contractor must disengage from the conflict situation or terminate his or her employment with us. Our Chief Executive Officer, Chief Financial Officer, principal accounting officer, Controller and certain other persons who may be designated by the Board of Directors or our Audit, Compliance and Valuation Committee (collectively, the “Financial Executives”) must consult with our Chief Compliance Officer with respect to any proposed actions or arrangements that are not clearly consistent with the Code of Ethics. In the event that a Financial Executive wishes to engage in a proposed action or arrangement that is not consistent with the Code of Ethics, the Financial Executive must obtain a waiver of the relevant Code of Ethics provisions in advance from our Audit, Compliance and Valuation Committee. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our Financial Executives) in the Investor Relations section of our web site at www.AmericanCapital.com.

Related Person Transactions

In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

Loan Transactions. Since the July 30, 2002 enactment of Sarbanes-Oxley Act of 2002, neither American Capital nor any of its subsidiaries has made any loans to any of our executive officers or directors.

Compensation, Corporate Governance and Nominating Committee Interlocks and Insider Participation

No member of the Compensation, Corporate Governance and Nominating Committee during fiscal year 2014 served as an officer, former officer, or employee of ours or had a relationship discloseable under “Related Person Transactions.” Further, during 2014, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation, Corporate Governance and Nominating Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation, Corporate Governance and Nominating Committee.

10    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

We believe that all of our directors, each of whom is a nominee for re-election, possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Compensation, Corporate Governance and Nominating Committee pursuant to the guidelines described above under “Board and Governance Matters—Board Membership Criteria” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Other than Mr. Wilkus, each of the nominees is independent as defined in the NASDAQ listing standards and is not an “Interested Person” as defined in Section 2(a)(19) of the 1940 Act.

The information set forth below is as of March 3, 2015, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

Director Nominee Biographies and Qualifications

MARY C. BASKIN, 64
Director Since: 2000 Board Committees: • Audit, Compliance and Valuation

Professional Experience:

Ms. Baskin has been Managing Director of the Ansley Consulting Group, a retained executive search firm, since 1999. From 1997 to 1999, Ms. Baskin served as Partner of Quayle Partners, a start-up consulting firm that she helped found. From 1996 to 1997, Ms. Baskin served as Vice President and Senior Relationship Manager for Harris Trust and Savings Bank. From 1990 to 1996, Ms. Baskin served as Director, Real Estate

Division and Account Officer, Special Accounts Management Unit, for the Bank of Montreal. The Board has determined that Ms. Baskin is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:

Ms. Baskin’s experience in finance, accounting, risk management and executive compensation matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

NEIL M. HAHL, 66
Director Since: 1997 Board Committees: • Audit, Compliance and Valuation (Chairman)

Professional Experience:

Mr. Hahl is a general business consultant. He was President of The Weitling Group, a business consulting firm, from 1996 to 2001. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1995, Mr. Hahl served as Senior Vice President and Chief Financial Officer and a Director of The Penn Central Corporation. The Board has also determined that Mr. Hahl is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:

Mr. Hahl’s public company experience with corporation acquisitions and divestitures, as well as his accounting, finance and risk management expertise, including his extensive experience as a senior executive responsible for the preparation of financial statements, strengthen our Board’s collective qualifications, skills, experience and viewpoints.

AMERICAN CAPITAL, LTD. – Proxy Statement    11

PROPOSAL 1: ELECTION OF DIRECTORS

PHILIP R. HARPER, 71

Professional Experience:

Mr. Harper is the retired Chairman of US Investigations Services, LLC (“USIS”), a company that provides business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. He served as Chairman from 1996 to 2007. From 1996 to 2005, he was also the Chief Executive Officer and President of USIS. From 1991 to 1994, Mr. Harper served as President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services-Western Business Unit. Mr. Harper served in the U.S. Army from 1961 to 1982, where he commanded airborne infantry and intelligence units.

Director Since: 1997 Board Committees: • Executive • Compensation, Corporate Governance and Nominating (Chairman)

Director Qualifications:

Mr. Harper’s extensive senior executive officer and board service and his experience with executive compensation and corporate governance matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

STAN LUNDINE, 76

Professional Experience:

Mr. Lundine is a former U.S. Congressman and retired attorney and hospital executive. From 1995 to 2008, he served as Of Counsel to the law firm of Sotir and Goldman and as Executive Director of the Chautauqua County Health Network, a consortium of four hospitals. He was also President of the Chautauqua Integrated Delivery System, Inc., a for-profit Physician/Hospital organization. From 1987 to 1994, Mr. Lundine served as

Director Since: 1997 Board Committees: • Compensation, Corporate Governance and Nominating
Lieutenant Governor of New York and chaired several boards and councils in addition to assisting the Governor on a variety of tasks. From 1976 until 1987, Lundine was a Member of Congress serving on the Banking Committee and the Committee on Science and Technology. From 1970 until his election to Congress, Lundine was Mayor of Jamestown, NY and an executive or board member of various governmental entities and institutions. Mr. Lundine currently serves on the board of directors of American Capital Senior Floating, Ltd. (NASDAQ: ACSF) and has served on the boards of numerous private companies and non-profit organizations.

Director Qualifications:

Mr. Lundine’s extensive legal, board and government service and his experience with corporate governance and executive compensation matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

12    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

KRISTEN L. MANOS, 55
Director Since: 2015 Board Committees: • None

Professional Experience:

Ms. Manos is a partner with Sanderson Berry, a business strategy and advisory services firm. In 2014, Ms. Manos retired as President, Americas of Wilsonart LLC, the leading producer of high pressure decorative laminates in North America, a position she held since February 2012. She was responsible for the direction and operation of the business, and led the company through its sale to a private equity firm. From 2004 to 2009, Ms. Manos served as Executive Vice President of Herman Miller, Inc., a global manufacturer and distributor of furnishings for a wide variety of professional and residential spaces. Ms. Manos was

President of Herman Miller North American Office Environments, where she directly participated in corporate risk evaluation, risk management and scenario planning for clients and their facilities. In 2009, Ms. Manos was elected to the Board of Directors of KeyCorp (NYSE: KEY), where she serves on the Audit Committee. She has previously served on the boards of Select Comfort Corporation (NASDAQ: SCSS), Holland Hospital and International Relief and Development, where she also served as interim Chief Executive Officer in 2014.

Director Qualifications:

Ms. Manos’ extensive leadership and operational and manufacturing experience in global organizations along with her public and private company board service strengthen our Board’s collective qualifications, skills, experience and viewpoints.

SUSAN K. NESTEGARD, 54
Director Since: 2013 Board Committees: • Audit, Compliance and Valuation

Professional Experience:

Ms. Nestegard is the former Executive Vice President and President, Global Healthcare Sector, of Ecolab Inc., a provider of water, hygiene and energy technologies and services. She led the company’s healthcare sector from 2008 to 2012, and was Senior Vice President, Research, Development and Engineering, and Chief Technical Officer for Ecolab from 2003 to 2008. In 2014, Ms. Nestegard served as interim Chief Executive Officer of Cambridge

Major Laboratories, Inc., an American Capital portfolio company. She also has over 20 years experience with 3M Company in research and development, technology leadership, and business management. Since 2009, she has been a Director of Hormel Foods Corporation (NYSE: HRL).

Director Qualifications:

Ms. Nestegard’s extensive senior executive and public company board service and corporate operational experience strengthen our Board’s collective qualifications, skills, experience and viewpoints.

KENNETH D. PETERSON, JR., 62
Director Since: 2001 Board Committees: • None

Professional Experience:

Mr. Peterson has been Chief Executive Officer of Columbia Ventures Corporation, a private equity firm holding interests in domestic and international telecommunications, specialty chemicals, real estate and other industries, since 1988. He is also a member of the Board of Directors of Metro One Telecommunications, Inc.

Director Qualifications: Mr. Peterson’s extensive board, senior executive and private equity experience strengthen our Board’s collective qualifications, skills, experience and viewpoints.

AMERICAN CAPITAL, LTD. – Proxy Statement    13

PROPOSAL 1: ELECTION OF DIRECTORS

ALVIN N. PURYEAR, 77

Professional Experience:

Dr. Puryear is Professor Emeritus of Management and Entrepreneurship at Baruch College of the City University of New York where he was the initial recipient of the Lawrence N. Field Professorship in Entrepreneurship. Dr. Puryear is also a management consultant, who advises existing and new businesses with high-growth potential. Prior to his appointment at Baruch College, Dr. Puryear was on the faculty of the graduate school of business administration at Rutgers University. During leaves-of-absence from Baruch, he served as a Vice President at the Ford Foundation and First Deputy Comptroller for the City of New York. Before joining the academic community, he held executive positions in finance and information technology with the Mobil Corporation and Allied Chemical Corporation, respectively. He is also a member of the Boards of Directors of American Capital Agency Corp. (NASDAQ: AGNC) and American Capital Mortgage Investment Corp. (NASDAQ: MTGE).

Director Since: 1998 Board Committees: • Executive • Compensation, Corporate Governance and Nominating

Director Qualifications:

Dr. Puryear’s extensive academic and board service and his experience in finance, corporate governance and executive compensation matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

MALON WILKUS*, 63

Professional Experience:

Mr. Wilkus founded American Capital in 1986 and has served as our Chief Executive Officer and Chairman of the Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He also served as our President from 2001 to 2008 and from 1986 to 1999. In addition, Mr. Wilkus is the President of American Capital Asset Management, LLC, our fund management portfolio company. He is also Chief Executive Officer and Chair of the Board of Directors of American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF).

Director Qualifications:

Mr. Wilkus’ extensive board and senior executive experience investing in and managing private and public investment vehicles and his financial expertise and deep knowledge of our business as our founder and Chief Executive Officer strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Director Since: 1986 Board Committees: • Executive (Chairman)

*	Director who is an “Interested Person” as defined in Section 2(a)(19) of the 1940 Act. Mr. Wilkus is an Interested Person because he is our employee and officer.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a majority of the votes of all shares cast. A “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of nine directors at the Annual Meeting, it will mean that each of the nine director nominees will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.

14    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 2: APPROVAL OF THE AMERICAN CAPITAL, LTD. EMPLOYEE CASH INCENTIVE PLAN

PROPOSAL 2:

APPROVAL OF THE AMERICAN CAPITAL, LTD.

EMPLOYEE CASH INCENTIVE PLAN

General Information

The Board of Directors, on the recommendation of the Compensation, Corporate Governance and Nominating Committee of the Board (the “Compensation Committee”), adopted the American Capital, Ltd. Employee Cash Incentive Plan (the “Cash Incentive Plan” or the “Plan”) on January 29, 2015. The Plan, as more fully described below, provides a means for the Company to attract and retain employees of outstanding ability while providing the Company with the ability to pay cash incentive compensation that is intended to qualify as “performance-based compensation.” Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to certain of its most highly compensated officers in any year. Section 162(m) of the Code, however, exempts from this deductibility limit compensation that qualifies as “performance-based compensation” as defined in regulations. The Plan provides for a non-exclusive framework that is intended to satisfy the standards of Section 162(m), if, among other requirements, it is approved by the Company’s stockholders. The Plan will terminate on May 1, 2020, which is consistent with the tax law requirement that the material terms of the performance goals must be disclosed to and reapproved by stockholders every five years. The following summary of the Plan is qualified in its entirety by reference to the terms of the Plan. A copy of the Plan is attached as Appendix A to this proxy statement.

Description of the Plan

Administration

The establishment of performance goals and related bonus opportunities under the Plan and all other decisions regarding the administration of the Plan will be made by the Compensation Committee, which shall be comprised solely of two or more “outside directors” as that term is defined in regulations under Section 162(m).

Plan Participants

The Compensation Committee may designate any employee of the Company or an affiliate as a Plan participant. Employees who are not Plan participants will continue to be eligible to receive annual bonuses outside of the Plan, but those bonuses will not qualify as “performance-based compensation” under Section 162(m).

AMERICAN CAPITAL, LTD. – Proxy Statement    15

PROPOSAL 2: APPROVAL OF THE AMERICAN CAPITAL, LTD. EMPLOYEE CASH INCENTIVE PLAN

Performance Goals and Awards

To make a grant of a right to earn a cash incentive payment under the Plan (an “Award”), the Compensation Committee may, in its sole discretion, grant Awards in such amounts to such employee(s) as the Compensation Committee determines and on such terms and conditions as the Compensation Committee may specify, including terms and conditions that make the payment of any Award contingent on the attainment of one or more performance goals. The Compensation Committee will select certain performance goals from the following metrics, among others:

EMPLOYEE CASH INCENTIVE PLAN 162(m) PERFORMANCE CRITERIA

¡	sales

¡	net operating income

¡	net asset value per share

¡	return on assets

¡	total amortizations

¡	equity or investment growth

¡	debt reduction

¡	regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002)

¡	achievement of balance sheet objectives

¡	economic return

¡	return on equity

¡	net income

¡	realizable net asset value per share

¡	cash flow

¡	prepayments and exits

¡	gross amount invested

¡	compliance with loan covenants

¡	satisfactory internal or external audits

¡	employee retention

¡	revenue
¡	revenue per employee

¡	net realized gain on investments

¡	dividend characterization

¡	cash on hand

¡	total stockholder return

¡	closing of new buyouts and sponsor finance investments

¡	market share

¡	improvement of financial ratings

¡	implementation or completion of one or more projects or transactions

¡	intradepartmental or intra-office performance

Performance goals may also include any other objective goals established by the Compensation Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance goals may be particular to an employee or the department, branch, affiliate or other division in which he or she works, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and may cover such period as may be specified by the Compensation Committee.

For Awards made subject to the attainment of performance goals, the Compensation Committee does not have discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the performance goals, but the Compensation Committee may exercise negative discretion to reduce or eliminate the compensation that was due upon attainment of the performance goals. No Award granted to an employee on or after January 29, 2015 and prior to the date of the Annual Meeting will become effective until the date, if any, on which the stockholders approve the Plan.

Certification of Awards

Prior to the payment in respect of any Award made contingent on the attainment of one or more performance goals, the Compensation Committee must certify in writing the attainment of the performance goals and the calculation of the amount payable. No payment shall be made in respect of any such Award if the related performance goal is not met.

Maximum Awards

The maximum aggregate dollar amount of all Awards granted to any employee for any calendar year shall be $10,000,000.

Amendment and Termination

The Plan may be amended or terminated by the Board at any time except that, if an amendment requires stockholder approval if required by applicable law or regulations or the requirements of the principal exchange on which the Company’s common stock is listed, if any, then the amendment will not be made without stockholder approval. Unless re-approved again by the Company’s stockholders, the Plan will terminate on May 1, 2020.

16    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 2: APPROVAL OF THE AMERICAN CAPITAL, LTD. EMPLOYEE CASH INCENTIVE PLAN

Tax Consequences

Performance-Based Compensation

Cash bonuses are generally included in a recipient’s income when paid and deductible by the Company to the extent Section 162(m) of the Code’s $1,000,000 cap on compensation deductions does not apply. Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 deduction limit under Section 162(m) of the Code if the performance-based award and the plan meet certain requirements. Among these requirements is that stockholders approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards and the employees eligible to receive awards, which are set forth in Sections 11.9 and 3.1 of the Plan, respectively. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. If the Plan is approved by its stockholders, the Company may grant cash bonuses contingent on the attainment of performance goals that are intended to be exempt from Section 162(m) of the Code.

New Plan Benefits

Awards under the Plan will be granted in the discretion of the Compensation Committee, and no Awards have been made at this time. We cannot determine at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Plan if the Plan is approved by the stockholders, or what amounts would have been received by any person or group of persons for the last fiscal year if the Plan had been in effect.

Conclusion and Recommendation; Vote Required

The Board of Directors believes that it is in our best interests and in the best interests of the stockholders to adopt the American Capital, Ltd. Employee Cash Incentive Plan. The affirmative vote of a majority of all shares of common stock present or represented and entitled to vote at the Annual Meeting is required for adoption of the American Capital, Ltd. Employee Cash Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMERICAN CAPITAL, LTD. EMPLOYEE CASH INCENTIVE PLAN.

AMERICAN CAPITAL, LTD. – Proxy Statement    17

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT FOR 2015

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT FOR 2015

Ernst & Young LLP has served as our independent registered public accounting firm since 1993 and, at a meeting on February 19, 2015, the Audit, Compliance and Valuation Committee approved the appointment of Ernst & Young LLP to audit our consolidated financial statements for the year ending December 31, 2015. This appointment is subject to ratification or rejection by the stockholders. Ernst & Young LLP has no financial interest in American Capital. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Independent Public Accountant’s Fees

The following table presents a summary of the fees billed by Ernst & Young LLP for professional audit services and other services provided for the two years ended December 31, 2014 and 2013.

	(in thousands)
	2014	2013
Audit Fees	$3,402	$3,934
Audit-Related Fees	–	100
Tax Fees	–	–
All Other Fees	180	–
Total Fees	$3,582	$4,034

Audit Fees

“Audit Fees” relate to fees billed by Ernst & Young LLP for the annual audit, including the audit of our annual financial statements, audit of internal control over financial reporting, review of our quarterly financial statements, comfort letters and consents related to debt and stock issuances and security custody examinations.

Audit-Related Fees

“Audit-Related Fees” relate to fees billed for required agreed upon procedures related to our debt securitization transactions and accounting consultation.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance.

All Other Fees

“All Other Fees” relate to fees billed for required agreed upon procedures related to funds managed by one of our portfolio companies.

Pre-Approval Policy

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit, Compliance and Valuation Committee for 2014 and 2013 in accordance with its pre-approval policy. The Audit, Compliance and Valuation Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit, Compliance and Valuation Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. Approval of such engagements may be provided in person at regularly scheduled meetings or, for certain services, by email upon the affirmative assent thereto by at least two members of the Audit, Compliance and

AMERICAN CAPITAL, LTD. – Proxy Statement    18

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT FOR 2015

Valuation Committee so long as no member objects thereto. In the case of an objection, approval must then be obtained at an in person meeting of the Audit, Compliance and Valuation Committee. Pre-approval is not required for audit or non-audit services that result in a de minimis amount of $10,000 or less, although such services are reported to the Audit, Compliance and Valuation Committee promptly thereafter. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimis amount of less than 5% of the total annual fees paid by us to the independent auditor during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit, Compliance and Valuation Committee promptly thereafter and approved prior to the completion of the audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of the votes cast by the holders of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2015.

AMERICAN CAPITAL, LTD. – Proxy Statement    19

REPORT OF THE AUDIT, COMPLIANCE AND VALUATION COMMITTEE

REPORT OF THE AUDIT, COMPLIANCE AND VALUATION COMMITTEE

The Board of Directors has appointed an Audit, Compliance and Valuation Committee presently composed of three directors, Mses. Baskin and Nestegard and Mr. Hahl. Each of the directors is independent as defined in the NASDAQ listing standards. The Board of Directors has determined that Ms. Baskin and Mr. Hahl are “audit committee financial experts” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit, Compliance and Valuation Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investor Relations section of our web site at www.AmericanCapital.com. It is not the duty of the Audit, Compliance and Valuation Committee to prepare our consolidated financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present our financial position, results of operations, changes in net assets and cash flows in conformity with U.S. generally accepted accounting principles.

The Audit, Compliance and Valuation Committee has reviewed and discussed our audited consolidated financial statements with management and with Ernst & Young LLP, our independent auditors for 2014.

The Audit, Compliance and Valuation Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16 (which superseded Auditing Standard No. 61, as amended), as adopted by the Public Company Accounting Oversight Board.

The Audit, Compliance and Valuation Committee has received from Ernst & Young LLP the written statements required by Public Company Accounting Oversight Board Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit, Compliance and Valuation Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

The Audit, Compliance and Valuation Committee has approved the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2015 and has directed that the appointment of Ernst & Young LLP be submitted to our stockholders for ratification.

By the Audit, Compliance and Valuation Committee:

Neil M. Hahl, Chairman

Mary C. Baskin

Susan K. Nestegard

Use of Report of the Audit, Compliance and Valuation Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit, Compliance and Valuation Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The Board of Directors elects executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of March 3, 2015. The business address of each executive officer is American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814.

MALON WILKUS, 63

Chairman and Chief Executive Officer

Mr. Wilkus is our Chief Executive Officer and Chairman of the Board of Directors. Further information about Mr. Wilkus may be found under “Proposal 1: Election of Directors—Director Nominee Biographies and Qualifications” of this proxy statement.

JOHN R. ERICKSON, 55

President, Structured Finance and Chief Financial Officer

Mr. Erickson has served as the President, Structured Finance since 2008 and as our Chief Financial Officer since 1998. He also served as our Secretary from 1999 to 2005 and an Executive Vice President from 2001 to 2008. From 1998 to 2001, Mr. Erickson was a Vice President. He is also Chief Financial Officer, Executive Vice President and a member of the Board of Directors of American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and Chief Financial Officer, Executive Vice President and a member of the Board of Directors of American Capital Agency Corp. (NASDAQ: AGNC). Mr. Erickson is also the Executive Vice President and Chief Financial Officer of American Capital Senior Floating, Ltd. (NASDAQ: ACSF).

GORDON J. O’BRIEN, 49

President, Specialty Finance and Operations

Mr. O’Brien has served as the President, Specialty Finance and Operations since 2008. From 2001 to 2008 he served as a Senior Vice President and Managing Director. Prior to his election as a Senior Vice President, he served as a Vice President in 2001. From 1998 to 2001, he was a Principal. Mr. O’Brien was a Vice President at Pennington Partners & Company, a private equity fund, from 1995 to 1998.

IRA J. WAGNER, 62

President, European Private Finance

Mr. Wagner has served as the President, European Private Finance since 2008. He previously served as our Chief Operating Officer from 2001 to 2008 and as a Senior Vice President in 2001, prior to becoming an Executive Vice President from 2001 to 2008. He has been an employee since 1997 and has also held the positions of Principal and Senior Investment Officer. From 1993 to 1997, Mr. Wagner was a self-employed consultant and financial advisor.

BRIAN S. GRAFF, 49

President, Private Finance

Mr. Graff has served as President, Private Finance since January 2015. He previously served as a Senior Vice President since 2004 and as a Senior Managing Director since 2008. From 2005 to 2008 he served as a Regional Managing Director and from 2004 to 2005 he served as a Managing Director. Mr. Graff also served as a Vice President and Principal from 2001 to 2004. From 2000 to 2001, he was a Principal of Odyssey Investments Partners, a private equity fund.

SAMUEL A. FLAX, 58

Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Mr. Flax has served as an Executive Vice President and our General Counsel, Chief Compliance Officer and Secretary since 2005. From 1990 to 2005, he was a partner in the Washington, D.C. law firm of Arnold & Porter LLP, where he served as our principal external counsel. He is also Executive Vice President, Secretary and a member of the Board of Directors of American Capital Agency Corp. (NASDAQ: AGNC) and Executive Vice President, Secretary and a member of the Board of Directors of American Capital Mortgage Investment Corp. (NASDAQ: MTGE). In addition, he is Executive Vice President, Chief Compliance Officer and Secretary of American Capital Senior Floating, Ltd. (NASDAQ: ACSF).

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction

This section of the proxy statement is a discussion of aspects of our compensation program and practices for the following executive officers:

Malon Wilkus	Chairman of the Board and Chief Executive Officer (“CEO”)
John R. Erickson	President, Structured Finance and Chief Financial Officer (“CFO”)
Gordon O’Brien	President, Specialty Finance and Operations
Samuel A. Flax	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary (“GC”)
Darin Winn[1]	Senior Vice President and Senior Managing Director

In this proxy statement, we refer to those individuals as our “named executive officers,” or “NEOs.” This section includes a description of the philosophy and objectives of our executive compensation policies and our most important executive compensation decisions during 2014, and provides our analysis of these policies and decisions. It also includes a discussion of changes we are making to our executive officer compensation programs for 2015. It also provides a context for the data we present in the compensation tables and related footnotes below, as well as the narratives that accompany the compensation tables.

Stockholder Engagement

At our 2014 Annual Meeting of Stockholders, we held a stockholder advisory vote to approve the compensation paid to our named executive officers, commonly referred to as a “say-on-pay” vote. Our stockholders approved the resolution on executive compensation with 67% voting in favor, which, although far more than a majority, was materially less than the 89% vote our executive compensation program received in the preceding say-on-pay vote in 2011. We are committed to ensure our compensation policies remain aligned with stockholders’ interests and view the decrease in favorable votes as one reason to reevaluate our compensation programs, practices and communication. As a result, our Compensation Committee engaged Johnson Associates, a leading compensation consultant, to provide advice and insight with regard to reviewing and structuring our programs, practices and communication. In addition, our executive officers and other officers have discussed our executive compensation programs, practices and communications with many stockholders during the year and have reviewed this feedback with the Compensation Committee. The Compensation Committee considered this information as it reviewed our executive compensation programs, practices and communication. This feedback informed a new framework adopted by the Compensation Committee for determining short-term incentive compensation for our NEOs for 2015, as further described below, which is intended to have a more explicit connection between pay and performance. Also, we have more clearly explained the connection between the Company’s 2014 performance and 2014 executive compensation, adopted a more rigorous clawback mechanism in the event of financial restatements or certain other events and identified a specific comparator group. The Compensation Committee intends to continue to review and listen to stockholder feedback as it considers further changes to the Company’s executive compensation programs, practices and communication.

2014 Performance and Compensation Highlights

Last year was one of solid performance for the Company. We continued to provide strong investment and business performance in line with our long-term business objectives and delivered strong results for our stockholders. In addition, we developed and began the implementation of a strategic plan to spin out two new BDCs to our stockholders, which we believe will enhance future stockholder value.

[1]	Mr. Winn separated from employment with the Company on December 31, 2014.

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EXECUTIVE COMPENSATION

As discussed further below, the Compensation Committee considered these results and activities in ultimately determining the 2014 short-term cash incentive compensation for our NEOs. The Compensation Committee concluded that while certain metrics, including net earnings and assets under management, showed marked improvement from 2013, they did not warrant an increase in the cash incentive compensation paid to our NEOs in 2014. Thus, each of the NEOs, except Mr. Winn, were paid the same cash incentive compensation in 2014 as in 2013, and Mr. Winn’s cash bonus declined by $400,000. (As discussed further below, Mr. Winn separated from employment with the Company on December 31, 2014, and much of his compensation recorded in 2014 constituted severance payments.) Moreover, the Compensation Committee made no awards of long-term equity incentive compensation in 2014 to the NEOs other than to Mr. Wilkus, and the only long-term equity incentive compensation awarded to Mr. Wilkus was to replace certain prior equity incentive grants that were determined to be void because they exceeded certain plan limits, as described more fully below. Thus, excluding this replacement equity incentive grant and severance paid to Mr. Winn in 2014, the total compensation for the NEOs declined materially from 2013 to 2014, continuing a trend begun the prior year when equity incentive compensation declined significantly from 2012 to 2013. The following charts show this decline in the compensation of Mr. Wilkus and of the average of the other NEOs over the last three years.

Total Realized Compensation*

*	Total Realized Compensation is defined as Salary, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation and All Other Compensation (401(k)), less the items noted above.

The Compensation Committee believes this overall decline in total compensation of the NEOs is appropriate. While a decline in compensation could place the Company at risk of losing NEOs that it desires to retain, the Compensation Committee believes that our NEOs are still appropriately incentivized to remain with the Company in part because they each have material amounts of equity incentive compensation. The Compensation Committee is mindful of the importance of long-term equity based compensation to align the interests of executives with those of stockholders and acknowledges that having all cash compensation, as occurred in 2014 for all our NEOs other than Mr. Wilkus, is atypical. However, as discussed further below, the Company is prohibited by the 1940 Act from issuing restricted stock or restricted stock units, and the Company has essentially no stock options available for grant.

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EXECUTIVE COMPENSATION

What We Do; What We Don’t Do

Below are certain highlights of our compensation programs and practices, which we believe illustrate their alignment with the interests of our stockholders.

What We Do		What We Don’t Do

✓	Pay for performance - We tie pay to the performance of the Company and the individual, so that NEO compensation is mostly variable and not guaranteed.	✗	No tax gross-ups - We do not “gross-up” payments or benefits awarded to our NEOs to compensate for the effects of taxes.

✓	Regular performance evaluations - We review the individual performance of our NEOs throughout the year as we consider compensation decisions.	✗	No option grants below fair market value - We do not grant options that have exercise prices below our common stock’s fair market value on the date of grant.

✓	Long vesting periods - Our equity awards generally vest over a five-year period, which provides significant benefits to us in the retention and motivation of executives.	✗	No special perquisites - We provide no perquisites or benefits to our NEOs other than those available to all employees.

✓	Share ownership guidelines - We have robust share ownership guidelines for our NEOs to ensure that a significant portion of their assets are directly aligned with the interest of our stockholders.	✗

No supplemental retirement benefits - We have no special retirement programs or benefits for our NEOs. The only retirement plan we maintain is a typical 401(k) plan and our NEOs participate on the same basis as our other employees.

✓	Comparator information - We utilize data regarding the compensation programs and practices of numerous comparable public and non-public companies, which we obtain from multiple sources, as a reference for determining executive pay.	✗	No short-selling or hedging of our shares - Our Code of Ethics strictly prohibits NEOs from short-selling or hedging transactions in our shares. In addition, NEOs are generally prohibited from margining our shares or otherwise using them as collateral for loans.

✓	Advisory vote on executive compensation - We have held periodic votes regarding “say-on-pay” for feedback and external perspectives and consider the results of those votes in making compensation decisions.

✓	Independent compensation consultant - In 2014, the Compensation Committee retained Johnson Associates as an independent consultant on executive compensation that performs no other services for the Company.

✓	Clawbacks - We have implemented a policy requiring our executive officers to repay incentive payments under certain circumstances in the event of subsequent accounting restatements and other circumstances.

Compensation Philosophy and Objectives

We believe our continued success as a leading private equity firm and asset manager through various economic environments is largely attributable to our ability to attract, motivate and retain outstanding executive officers through compensation programs and practices, including both short- and long-term incentive compensation, that are competitive in a global market. We also believe that as a public company, elements of our programs should be designed to align executive officer interests with those of our stockholders and to reward performance above various goals, which is why we implemented our stock-based long-term incentive compensation programs. We establish compensation levels for our named executive officers based on current competitive market conditions and individual and Company performance, each reflecting the economic climate and the relative values of different programs.

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EXECUTIVE COMPENSATION

Determining Compensation

Role of the Compensation Committee

The Compensation Committee performs an extensive review of each element of compensation of our named executive officers throughout the year and makes a determination regarding any adjustments to current compensation programs, practices and levels after considering a number of factors. The Compensation Committee generally takes into account the scope of an officer’s responsibilities and experience and balances these factors with competitive compensation levels, the Company’s performance and current market conditions. During the annual review process, the Compensation Committee reviews our full-year financial performance, along with a variety of measures, with executive officers and other employees and, as described in the following sections, receives input from its compensation consultant. However, only the Compensation Committee makes all compensation decisions regarding our executive officers.

Role of the Consultant

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In 2014, the Compensation Committee retained Johnson Associates, Inc., an independent consulting firm, to advise it on executive compensation matters after assessing Johnson Associate’s independence and concluding that no conflict of interest exists that would preclude Johnson Associates from advising them. Johnson Associates performed such services solely on behalf of the Compensation Committee and did not have any relationship with the Company or management except as it may relate to performing such services. The Compensation Committee instructed Johnson Associates to provide a report to assist the committee in evaluating whether the structure and elements of its compensation program were consistent with corporate governance best practices. During fiscal year 2014, Johnson Associates performed a comprehensive review and assessment of our executive compensation program, as well as providing a proxy statement analysis and advised on trends and developments in executive compensation. Johnson Associates reports directly to the Compensation Committee and interacts with members of management when necessary and appropriate while carrying out assignments from the Compensation Committee. Representatives of Johnson Associates attended certain meetings of the Compensation Committee, including meeting with the Compensation Committee without members of management present, and conducted in-depth interviews with the Compensation Committee and members of management to understand the Company and its compensation programs, practices and communications. The firm assisted the Compensation Committee in its analysis and evaluation of our overall executive compensation programs, practices and communications, including the compensation paid to our NEOs, and provided the Compensation Committee with certain market data and analysis, which compares executive compensation paid by the Company with that paid by other firms in the financial services industry and certain investment management firms that we consider generally comparable to us. They also provided commentary regarding market conditions, market impressions and compensation trends. Under the terms of its engagement with the Compensation Committee, Johnson Associates does not provide any other services to the Company. The Company uses other consultants to provide market data, actuarial services and advice relating to employee compensation and benefit programs available to all of our employees, including our NEOs.

Role of Management

Management provides material support to the Compensation Committee, but all compensation decisions related to executive officers remain at the discretion of the Compensation Committee. Our Chief Human Resources Officer and her staff provide the Compensation Committee with information and market data on the compensation programs and levels at similar firms and our GC and his staff provide support to the Compensation Committee on legal aspects of compensation decisions, including disclosure requirements. Also, the Compensation Committee considers recommendations made by the CEO on compensation for each of the other NEOs, based on industry data, individual performance and our performance over the past year. Our CEO is not present in the portions of meetings of the Compensation Committee at which his performance is evaluated and his compensation is discussed and determined.

Review of Compensation Programs and Practices of Comparable Companies

We believe that we compete primarily with companies managing private equity funds, mezzanine debt funds, hedge funds and other types of specialized investment funds to attract and retain our executive talent. Many of our competitors are private

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EXECUTIVE COMPENSATION

companies and are not required to disclose their executive compensation programs and practices. In addition, several of our primary competitors that are publicly traded have unusual compensation structures as a result of being led by individuals who own extraordinarily large equity positions associated with being founders of their companies. These founders with large equity positions often receive little cash compensation and instead receive significant equity distributions, which makes comparisons to certain of the Company’s compensation practices of limited value. Nevertheless, the Compensation Committee, with the assistance of its compensation consultant and management, collects information that is available regarding the compensation practices of these comparable private companies. As part of its engagement, Johnson Associates reviewed and assessed the potential for a comparator group of public companies for the Company. Johnson Associates evaluated a wide range of public company comparators based on external stakeholder and internal feedback, along with its own market comparisons. The consultants interacted with management where necessary and appropriate to carry out its assignment. Potential public company comparators were excluded where the comparator’s primary business was (a) narrower in business scope, (b) meaningfully smaller in size/scale, and/or (c) operating in different businesses from us.

The resulting public company comparator group has the following companies:

•	Apollo Investment Corporation

•	Ares Capital Corporation

•	The Carlyle Group LP

•	Fifth Street Finance Corp.

•	Fortress Investment Group LLC

•	Och-Ziff Capital Management Group LLC

•	NorthStar Realty Finance Corp.

We emphasize that the firms listed above are not exact peers. The Compensation Committee utilizes information regarding the compensation programs and practices of this comparator group together with other comparative and market data in a holistic manner to assist it in gaining a general awareness of industry programs, policies and trends. Although we seek to offer to our named executive officers a competitive level of total compensation so as to attract, motivate and retain them, the Compensation Committee does not target a particular percentile of the public company comparator group for total pay packages or individual components. The Compensation Committee considers market data as only one of many factors and such market data is not a replacement for the Compensation Committee’s independent judgment in making compensation decisions.

Components of NEO Compensation and their Purposes

It has been our practice to pay our named executive officers a combination of base salary, short-term cash incentive and long-term equity-based incentive compensation, in addition to providing benefits of the same type as are provided to other employees. These programs are used to attract, motivate and retain outstanding executive officers. In accordance with applicable laws and regulations and the Compensation Committee’s charter, the Compensation Committee is required to approve any changes in the compensation of our named executive officers. We have not adopted any formal policies or guidelines for allocating compensation between long-term equity and short-term incentives or between cash and non-cash compensation. We strive to achieve an appropriate mix between equity incentive awards and cash compensation in order to meet our objectives. However, as discussed further below, in 2014, we made no awards of equity-based incentive compensation to our NEOs other than Mr. Wilkus, and to Mr. Wilkus, we only made awards to replace earlier awards that were void due to their exceeding certain plan limits. Excluding the replacement

2014 NEO Compensation Mix

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EXECUTIVE COMPENSATION

equity awards to Mr. Wilkus and severance for Mr. Winn, discussed below, base salary was 28.2% of total compensation, short-term cash incentive compensation under our Performance Incentive Plan (“PIP”) was 71.6% of total compensation and 401(k) contributions constituted the remaining 0.2% of total compensation in 2014. Because we have made significant awards of long-term equity-based incentive compensation in prior years, a significant portion of which is still subject to vesting, we believe that our NEOs remain closely aligned with our stockholders based upon our historic mix of long-term and short-term incentive compensation and between cash and non-cash compensation. Each element of compensation is discussed briefly below.

Base Salary

Base salary is one component of each named executive officer’s cash compensation. We establish base salaries after considering a variety of factors, including current economic conditions and the competitive market for executive officers, the scope of each executive officer’s responsibilities, individual performance and our performance and, if requested by the Compensation Committee, recommendations from the Compensation Committee’s compensation consultant. Base salaries for our named executive officers are reviewed annually by the Compensation Committee and by its compensation consultant and at the time of a promotion or other change in responsibility and may be adjusted after considering the above factors.

Each named executive officer’s employment agreement sets a minimum base salary. Except for Mr. O’Brien, who received a promotion and an increase in his base salary in 2008, the base salaries of our NEOs have not been increased since 2007. The current base salaries for the NEOs are $1,495,000 for Mr. Wilkus, $1,085,000 for Mr. Erickson, and $1,020,000 for each of Messrs. Flax and O’Brien. Mr. Winn was paid a base salary of $905,000 in 2014 prior to his separation. The same base salaries will apply in 2015. The current base salaries are the minimum base salaries required in each NEO’s employment agreement, except the minimum base salary provided for in Mr. Wilkus’ employment agreement is $530,000.

Short-Term Cash Incentive Payment

Short-term cash incentive payments are another component of each NEO’s cash compensation. The considerations in setting each NEO’s target short-term incentive compensation amount are generally the same as we use to establish each NEO’s base salary, although their weighting may be different in each case. The determination of actual awards is described further below. Previously, these cash incentive payments took the form of “Annual Awards” under the Company’s Performance Incentive Plan. However, in early 2015, the Board of Directors adopted the American Capital, Ltd. Employee Cash Incentive Plan (“Cash Incentive Plan”), approval of which is being sought at the Annual Meeting. Awards beginning in 2015 will be paid under the Cash Incentive Plan.

Each named executive officer’s employment agreement entitles him to participate in a short-term cash incentive program and sets a minimum target incentive amount for which he is eligible to be considered. The minimum contracted amounts are Mr. Wilkus at 230% of his base salary, Mr. Erickson at $3,000,000, $2,500,000 for each of Messrs. Flax and O’Brien and $2,000,000 for Mr. Winn. In 2014 and 2015, the targeted amount set by the Compensation Committee for each of the named executive officers is this minimum targeted amount except that the Compensation Committee set Mr. Wilkus’ target amount at $6,000,000.

It has been the general practice of the Compensation Committee to make short-term cash incentive payments following the end of each of the first three calendar quarters after the Compensation Committee has reviewed our performance and the NEO’s performance for each quarter and then, if earned, to make a larger payment after the year has concluded and the Compensation Committee has reviewed our performance and the NEO’s performance for the entire year. The quarterly payout, if any, is intended to motivate our NEOs throughout the year and to match rewards with actual performance, with a larger amount typically paid at the end of the year, each based on satisfaction of pre-established performance criteria. After the conclusion of each year, the Compensation Committee meets to review individual performance, our overall performance for the year and current economic and market factors. All payments are at the discretion of the Compensation Committee and the Compensation Committee uses a variety of objective and subjective factors in determining awards.

One set of objective factors has been a set of “Performance Goals” generally established on a quarterly and annual basis. The Performance Goals have generally served as only a threshold for determination of any short-term cash incentive, and the Compensation Committee still retained negative discretion to determine not to pay all or a portion of the target amount for the quarterly or annual period. Through 2011, the Performance Goals also provided a non-exclusive framework to satisfy

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EXECUTIVE COMPENSATION

Section 162(m) of the Code, which is discussed below under “—Tax and Regulatory Issues.” Under this aspect of the Performance Incentive Plan, the Compensation Committee designates Performance Goals, which they select from the following metrics, among others:

PERFORMANCE INCENTIVE PLAN 162(m) PERFORMANCE CRITERIA

¡	sales

¡	net operating income

¡	net asset value per share

¡	return on assets

¡	equity or investment growth

¡	regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002)
¡	achievement of balance sheet objectives

¡	return on equity

¡	net income

¡	cash flow

¡	gross amount invested

¡	satisfactory internal or external audits

¡	revenue
¡	dividend characterization

¡	total stockholder return

¡	market share

¡	improvement of financial ratings

¡	implementation or completion of one or more projects or transactions

¡	intradepartmental or intra-office performance

If the Cash Incentive Plan is adopted, it will provide a similar framework beginning in 2015. See “Proposal 2: Approval of the American Capital, Ltd. Employee Cash Incentive Plan—Description of the Plan—Performance Goals and Awards.”

Performance Goals may also include any other objective goals established by the Compensation Committee, and may be absolute in their terms or measured against or in relationship to other comparable companies. Performance Goals may be particular to an employee or the department, branch, affiliate or other division in which they work, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and may cover such period as specified by the Compensation Committee.

We discuss further below the decisions made with regard to short-term cash incentive awards made for 2014 and the criteria we intend to use for awards to be made in 2015. On a weighted average basis, the short-term cash incentive award for our NEOs has been the indicated percentage of their applicable target amount for the indicated years: 12.5% (2008); 50% (2009); 50% (2010); 65% (2011); 70.7% (2012); 90% (2013); and 87.5% (2014). During the three year period preceding 2008, such percentage was higher than it was in later years.

Equity Plans

Each NEO participates in long-term equity incentive compensation plans as do virtually all of our officers. The Compensation Committee and our Board of Directors believe that stock-based incentives are necessary to attract, motivate and retain outstanding executives and to align their interests with those of our stockholders. Stock-based compensation advances the interests of our Company, but, as a BDC, we are restricted under the 1940 Act in the forms of incentive compensation we can provide to our employees. For instance, we generally cannot compensate employees with restricted stock or stock appreciation rights and our ability to issue stock options is restricted in ways not applicable to most other public companies. Moreover, we compete with numerous private equity, mezzanine and hedge funds for our NEOs and investment professionals. These funds typically pay to their partners and employees 20% of the gains (including capital gains) of each fund under management. This payment is commonly referred to as a carried interest, but the 1940 Act generally prohibits us from compensating our officers and employees in this manner. We have established two types of long-term equity based incentive plans based on these considerations.

Options. Stock options are a key element of our named executive officers’ compensation and we currently maintain several stock option plans (“Option Plans”), which provide for the grant of nonqualified stock options. However, we have not adopted any new employee stock option plan since 2009, and, since mid-2012, nearly all of our shares of common stock available for grant under options have been allocated. The Compensation Committee administers the Option Plans for employee participants. Under the 1940 Act, a majority of our disinterested directors must approve option awards and their terms. The considerations in awarding options to NEOs are generally the same as we use to establish each NEO’s base salary, although their weighting may be different in each case.

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EXECUTIVE COMPENSATION

Options may be exercised during a period of no more than ten years following grant and the terms of each option grant set forth the vesting period. Vesting may be accelerated under certain circumstances, and it is automatically accelerated upon specified change of control transactions. The exercise price and other corresponding terms of outstanding options may be adjusted to reflect the effect of stock splits, stock dividends and recapitalizations, but not cash dividends. Section 61(a) of the 1940 Act imposes certain requirements on our Option Plans including that the options must expire no later than ten years from grant, the options must not be separately transferable other than by gift, will or intestacy, the exercise price at the date of issuance must not be less than the current market price for the underlying stock, the plan must be approved by a majority of our disinterested directors and by our stockholders and we must not have a profit-sharing plan as described in the 1940 Act.

Moreover, under the 1940 Act, we can only issue new options if the number of shares of common stock covered by outstanding options is no more than 20% of the outstanding shares. In addition to there being few shares available under the terms of our Option Plans as noted above, the number of shares covered by outstanding options is close to the 20% limit. It should be noted that, as we repurchased shares of common stock in recent years, the 1940 Act limit on the number of shares covered by our outstanding options also declined.

Given these limitations, we did not award any options to our named executive officers in 2014, and it is unlikely that we will award any options to them in 2015. Nevertheless, we believe that the interests of our named executive officers will remain aligned with stockholders given the number of previously granted and unvested stock options that remain outstanding.

Performance Incentive Plan Incentive Awards. As discussed above, we believe that our employee compensation plans must provide an economic interest in the Company that is similar to that generally provided to partners and employees of management companies of private equity, mezzanine and hedge funds. We believe that our Option Plans only partially fulfill this objective. First, they do not allow option holders to share in any cash dividends paid on our common stock. While we have not paid cash dividends on common stock in recent years, historically, dividends represented a significant portion of the value received by stockholders. In addition, we have materially increased our management of assets in externally managed funds. This involves the raising of capital by entities other than us and does not involve the sale of shares of our common stock. As noted above, we are limited in our ability to issue additional options by the number of outstanding shares of common stock. Therefore, by using options alone, we may not be able to compensate employees at competitive levels commensurate with the amount of assets we have under management.

Thus, in order to further align employees and stockholders, to address the fact that option holders do not receive the benefit of cash dividends on our common stock and to reflect the additional assets under management through externally managed funds, we established the Performance Incentive Plan (formerly known as the Incentive Bonus Plan) in 2006. It is an unfunded bonus program intended to be exempt from the Employment Retirement Income Security Act, or ERISA.

There are two types of awards under the Performance Incentive Plan. As discussed above, Annual Awards are short-term cash incentives made to our executive officers. The other type of awards are long-term equity incentive awards (“Incentive Awards”), in which all of our employees have been eligible to participate. We established a trust fund to provide a vehicle for funding the payment of the Incentive Awards under the Performance Incentive Plan (the “Trust”). The trustee of the Trust is First State Trust Company. In the past we made contributions of cash to the Trust based on the Incentive Awards approved by the Compensation Committee. Pursuant to the trust agreement, we instruct the trustee, subject to its fiduciary duty, to invest this cash and any other cash generated by trust assets in money market securities for short-term investment purposes and in shares of our common stock for long-term investment purposes, which are purchased on the open market. Shares of our common stock held in the Trust are enrolled in our dividend reinvestment plan and any dividends paid on these shares have been reinvested in our common stock.

Each participant has a bookkeeping account, which is allocated a hypothetical, or notional, number of shares of our common stock, generally based on the amount of each participant’s cash awards divided by the average open-market purchase price for the common stock purchased by the Trust in connection with the respective awards. Once these notional shares are allocated to a participant’s account, the Incentive Awards are tied directly to the interests of stockholders as the value is directly related to the market price of common stock. Moreover, if cash dividends are paid on our common stock, the notional value of the dividends attributable to the participant’s account is credited to the account, in the form of additional notional shares. Thus, the participant could receive a benefit from any cash dividends, something not possible under the Option Plans, further aligning the interests of plan participants with those of stockholders since participants share similarly in any appreciation or decline in our stock price.

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EXECUTIVE COMPENSATION

The considerations in awarding Incentive Awards to NEOs are generally the same as we use to establish each NEO’s base salary, although their weighting may be different in each case. Each participant vests in Incentive Awards in accordance with a vesting schedule specified by the Compensation Committee. Vesting is generally based on continued employment, with a vesting schedule generally of two to six years. Vesting is accelerated upon a participant’s employment termination as a result of death or disability, or upon a change of control.

Participants are generally eligible to receive distributions of the vested portions of Incentive Awards immediately upon vesting. All distributions are made by the Trust in common stock. Participants have generally been able to elect to defer the payment of the vested portions of Incentive Awards to a later distribution date (or dates) allowed by the Compensation Committee and as permitted under Section 409A of the Code (but generally no later than ten years after the date of grant). Notwithstanding any deferral election, the vested portion of a participant’s Performance Incentive Plan account will generally be paid on the participant’s termination or upon a change of control. A participant is required to satisfy withholding taxes upon vesting and distribution dates. Incentive Awards under the Performance Incentive Plan are included in the “Stock Awards” column of the Summary Compensation Table below, although the NEOs do not receive stock directly from us, as discussed above.

In recent years, we have made few Incentive Awards, although as a result of deferrals in past years, the current NEOs generally have significant balances in their Performance Incentive Plan accounts. In 2011 and 2012, no Incentive Awards were made, and in 2013, only nominal awards were made. Other than as discussed below with regard to Mr. Wilkus, we made no Incentive Awards in 2014 and do not anticipate making any in 2015.

2014 Compensation Decisions

General Decisions

As described above, the compensation for most of the NEOs in 2014 included base salary and cash short-term incentives. Except in the case of Mr. Wilkus, described below, the Company did not award equity incentive compensation, primarily because of the unavailability of stock options under our Option Plans. The Compensation Committee considered a variety of factors in arriving at the amount of short-term cash incentives awarded for 2014. The performance and efforts of our management team continue to be evident in the Company’s performance in 2014. The Company’s financial and operational highlights in 2014, in comparison to 2013, where applicable, include the following:

2014 FINANCIAL AND OPERATIONAL HIGHLIGHTS

¡    We made material progress in the development and implementation of our strategic plan to spin off two new BDCs to our stockholders

¡   A 154%, or $0.94, increase in earnings per diluted share to $1.55 per diluted share

¡   Increase in our net earnings return on equity to 8.2% from 3.4%

¡   An 8% or $1.53 increase in our net asset value per share to $20.50

¡   Our fee earning assets under management increased 15% to $14.5 billion, including raising five new funds with total commitments of $2.5 billion

¡    A 226% or $2.5 billion increase in investment originations to $3.6 billion

¡    A 129% or 1.6 billion increase in portfolio realizations to $2.8 billion

¡    We refinanced an existing $450 million term loan at a 0.5% reduction in cost and obtained $1.25 billion in senior secured revolving credit facilities, providing capital to generate attractive levered returns on our senior floating rate loan investments

¡    An upgrade in our S&P rating to BB

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The Compensation Committee considered these achievements by the Company to be material and believes the named executive officers deserve significant credit for their achievement. The Company’s performance in 2014 was not unmixed. The Compensation Committee noted that the Company’s common stock price declined by 7% for the year while the S&P 500 Index, with dividends reinvested, rose by 14% and the S&P 500 Financials Index, with dividends reinvested, rose by 15%. However, the Compensation Committee recognized that the Company’s stock performance was generally in line with other BDCs, as reflected in the Well Fargo Business Development Company Index, which declined 8% in 2014. The relatively weak performance of BDCs in 2014 may have been attributable to the removal of BDCs from broader stock market indices as a result of an SEC action. In connection with this SEC ruling, not only did the stock prices of BDCs generally decline but their trading volume did as well.

Among the other factors considered in our determination of our NEOs compensation is their service in various officer and director positions in companies with which we are affiliated, including three public companies, which had $8.6 billion in aggregate market capitalization as of March 3, 2015, and which our wholly-owned portfolio company, American Capital Asset Management, LLC, manages. Our NEOs perform such services without receiving compensation from those companies.

In addition, payment of the quarterly and year-end payments to our NEOs in 2014 was contingent on the Company’s achievement of Performance Goals set by the Compensation Committee. For the full year 2014, the Performance Goals required each NEO to satisfy four out of nine Performance Goals with respect to the Company’s performance above certain confidential levels. For the February and March period, and the second, third and fourth quarters, of 2014, the Performance Goals required each NEO to meet three of the following measurement standards above certain confidential levels: items (1), (2), (3), (4), (5), (6) and (7).

2014 NEO PERFORMANCE GOALS
(1) gross revenue (2) pre-tax net operating income (3) total amortizations, prepayments and exits of investments (4) minimum cash at period end	(5) closed new investments (6) net asset value (7) uncured loan covenant violations (8) return of capital to stockholders (9) regulatory compliance

The Compensation Committee determined that the NEOs qualified to be considered for all or a portion of their target amount under the Performance Incentive Plan for the February and March period, and the second, third and fourth quarters of 2014 and for the full year 2014.

After reviewing both individual performance and our performance, the Compensation Committee decided that it was appropriate to award each of our named executive officers 90% of their respective total target amount for 2014, except that Mr. Winn received 70% of his target amount. These payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below. The Compensation Committee had made awards in the same amount in 2013 and concluded that, while there were significant achievements in 2014, they did not warrant an increase.

As discussed above, the Compensation Committee made no long-term equity incentive compensation awards in 2014 other than to Mr. Wilkus, while such awards had been made in 2013 and in prior years. This was primarily because available stock options have largely been exhausted, and while it would have been possible to make additional incentive awards under the Performance Incentive Plan, to do so in a meaningful way would have required cash to purchase additional shares of common stock for contribution to the plan.

Thus, excluding the replacement equity incentive grant to Mr. Wilkus and severance benefits paid to Mr. Winn, the compensation for all of the NEOs declined materially from 2013 to 2014, continuing a trend begun the prior year when equity incentive compensation awards declined significantly from 2012 to 2013.

Effective November 20, 2014, we entered into an agreement with Mr. Winn regarding transition services to be provided prior to his separation on December 31, 2014 (the “Transition Agreement”). Under the Transition Agreement, Mr. Winn continued to receive his salary through December 31, 2014, and was scheduled to receive a base payment of $905,000, an enhanced payment of $2,000,000, a benefits payment amount of $25,052 and accrued but unused vacation. In addition, all of Mr. Winn’s unvested options were accelerated effective as of January 6, 2015 and his fourth quarter and calendar year 2014 bonus was payable prior to March 15, 2015 to the extent Mr. Winn satisfied the performance metrics described above.

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Payments under the Transition Agreement satisfy the Company’s obligations upon separation under Mr. Winn’s employment agreement, which was superseded by the Transition Agreement, except for the provisions of his employment agreement related to confidential information, non-competition and nonsolicitation.

Special Long-Term Equity Incentive Compensation Award

The Compensation Committee made one long-term equity incentive compensation award in 2014 to Mr. Wilkus. In the second quarter of 2014, we determined that certain stock options granted to Mr. Wilkus in the years 2011-2013 exceeded the limit on the number of stock options that could be granted to any individual participant with respect to particular option plans. Accordingly, the attempted grant of those excess stock options was ineffective, and the Board of Directors determined that the grants were void. The total number of such void options was 2,345,647. In addition, the Company determined that an Incentive Award granted to Mr. Wilkus under the Performance Incentive Plan in 2007 exceeded the annual cash limit under the Performance Incentive Plan by $2,586,692. This excess award had resulted in the credit of 100,750 too many notional shares of our common stock to Mr. Wilkus’ plan account (including the effect of dividends paid on the granted shares). Accordingly, the attempted award of that amount and the crediting of those notional shares were ineffective, and the Board of Directors determined that the award was void.

The Compensation Committee and the Board of Directors evaluated this situation and determined that it was necessary and appropriate to provide replacement equity incentive awards to Mr. Wilkus of a value generally equivalent to the void awards. Because the terms of the Option Plans precluded the award of any additional options to Mr. Wilkus, the Board of Directors determined to make the replacement awards through Incentive Awards under the Performance Incentive Plan, subject to the award limits in that plan. To determine a reasonably equivalent award to the void option awards, the value of each void option was determined as of its date of grant and converted into a number of shares of common stock based on the price of a share of our common stock on the date each void option was granted. This resulted in a determination that Mr. Wilkus would have been awarded the equivalent of 1,027,012 notional shares of common stock in his Performance Incentive Plan account if he had received an Incentive Award rather than options on the original grant date. With regard to the void Incentive Award, we adjusted the number of void notional shares originally credited to Mr. Wilkus’ PIP account for the effect of subsequent cash and stock dividends on our common stock and determined that it equaled 100,750 shares of common stock. Thus, we determined that a total of 1,127,760 notional shares of our common stock would generally provide for an adequate replacement for the void awards. However, because of the Performance Incentive Plan’s annual limit of awards to any participant of $10,000,000 and given the current market price of our common stock, we were limited to making a make-whole Incentive Award to Mr. Wilkus in the second quarter of 2014 equivalent to 668,896 notional shares of common stock. We expect that the Compensation Committee will make an additional make-whole Incentive Award to Mr. Wilkus in 2015 equivalent to 458,866 notional shares of our Common Stock, which at an estimated stock price of $15 per share, would be worth $6,882,990. These make-whole awards have been structured so that they will be deductible as a compensation expense under Section 162(m) of the Code. They will vest on a schedule that mirrors the vesting schedule of the void awards. Thus, on the date of the first make-whole award, Mr. Wilkus vested in 256,454 of the notional shares added to his Performance Incentive Plan account. Unlike other awards under the Performance Incentive Plan, Mr. Wilkus’ replacement award will only be paid on the earlier of his death or separation from service (subject to a rule under Section 409A of the Code that may require a six-month delay on amounts payable based on a separation from service). Payment of his award would not be accelerated on a change of control of the Company.

The Compensation Committee and the Board of Directors believe that these awards, while significant, represent a fair resolution of these issues and are in the interests of the stockholders.

Changes in Process in 2015

As described under “—Stockholder Engagement” on page 22, the Compensation Committee took stockholder feedback into account as it considered its process for analyzing and determining executive compensation for 2015. With the help of its compensation consultant, the Compensation Committee determined there should be significant revisions to the Compensation Committee’s short-term cash incentive program so as to focus more on specific measures of Company performance as well as personal performance. There will be two principal steps in determining awards under the 2015 short-term cash incentive program. First, a cash incentive pool will be established and, second, the pool will be allocated among the eligible executive officers, including the NEOs. In early 2016, the Compensation Committee will set the size of the actual cash incentive pool by determining the aggregate maximum target bonus that each executive officer was eligible to earn in 2015 under his employment agreement or as otherwise set by the Compensation Committee (each executive officer’s “Target Amount”), and

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multiplying that aggregate amount by a factor determined by the Compensation Committee considering the measures and weightings below:

Category	Percent of Aggregate Target Bonus Amounts	Measures Generally Include the Following: (Internal Company metrics and/or comparative company comparisons may be considered)
Stock Performance	15%	¡ Growth of Stock Price Plus Dividends per Share ¡ Improvement in Stock Price to Book Value per Share
Financial Performance	35%	¡ Growth of NAV per Share ¡ Earnings Return on Equity per Share ¡ Net Operating Income Return on Equity per Share ¡ Growth in Revenues ¡ Growth in Revenues per Employee
Implementation of Strategic Plan	35%

¡   Progress toward implementing our strategic plan to spin off of two new BDCs to our stockholders, separating our investments from our asset management business. Such evaluation will include consideration of the diligence with which the plan is pursued, success in achieving milestones that may be established and adaptability and creativity at addressing impediments and challenges that may be encountered in the implementation process.

Other Measures	15%	¡ Growth in Total Assets Under Management, including the Company’s assets and Earning Assets Under Management at American Capital Asset Management, LLC

The Compensation Committee shall have the discretion to set a lower factor based on economic conditions affecting the Company and, at its discretion, may set a factor of up to 1.5.

Second, the Compensation Committee will allocate the cash incentive pool to executive officers with awards that can range from 0% up to a maximum of 150% of each executive officer’s Target Amount. To determine the actual cash short-term incentive award for each executive officer, the Compensation Committee will use the following framework to assess individual and relative performance the executive officer:

Category	% of Award Opportunity	Measures Generally Include
Contributions to Achieving Corporate Performance	40%	¡ Role and contributions to achieving measures used to determine the cash incentive pool
Fulfillment of Responsibilities	30%

¡   Performance of principal job responsibilities

¡   Performance in circumstances requiring adaptability and creativity and addressing impediments and challenges that may be encountered

¡    Performance at reporting to superiors and our Board and its committees

¡    Performance at implementing objectives set by superiors or Board

Management of Staff and Succession Planning	30%	¡ Management of subordinates ¡ Development and implementation of succession plans ¡ Maintenance of economically appropriate and efficient staffing levels ¡ Quality of staff development and training

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EXECUTIVE COMPENSATION

The Compensation Committee may make short-term cash incentive awards during the course of the year up to an aggregate of 37.5% of each executive officer’s Target Amount. In making such interim awards, the Compensation Committee will consider the measures and weightings above as it may deem appropriate and any such awards will be deducted from the award otherwise determined by the above formulation.

In addition, as noted above, the Board of Directors has adopted a new Cash Incentive Plan. Assuming stockholder approval of the Cash Incentive Plan at the Annual Meeting, the Committee may establish additional criteria under that plan for the awarding of short-term cash incentive compensation in 2015.

Other Compensation Policies and Practices

Share Ownership Guidelines

We require our named executive officers to own significant amounts of our common stock. Our stock ownership guidelines are designed to increase the executives’ equity ownership and to align further their interests with those of our stockholders. The guidelines require each named executive officer to own a minimum number of shares of our common stock based on a multiple of base salary, which is 5x for our Chairman and CEO, 3x for Presidents and Executive Vice Presidents, and 2x for other executive officers. Shares are valued at the higher of their purchase price or current trading price. Until the foregoing ownership requirements are met, each named executive officer is expected to retain one-half of all shares distributed from the Performance Incentive Plan and one-half of all shares realized upon the exercise of stock options, net of any shares sold to pay taxes and associated costs due as a result of such distribution or exercise. If a named executive officer fails to meet or show sustained progress toward meeting our stock ownership requirements, we may reduce the amount of the officer’s future equity awards. The Compensation Committee may modify these requirements in certain situations. We also believe it is highly inappropriate for any of our employees, including our named executive officers, to short our stock or engage in transactions where the person will earn a profit based on a decline of our stock price. In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our common stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the Securities and Exchange Commission rules promulgated under the Exchange Act). The Compensation Committee may waive or modify these requirements in certain situations. The NEOs’ ownership of our common stock is shown in the table on page 49.

Tax and Regulatory Issues

We generally endeavor to minimize the amount of our taxes and our employees’ taxes to maximize the return to our stockholders and employees, although, in order to preserve flexibility on the design of our compensation programs, we do not have a formal policy in place. For example, Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company’s chief executive officer and any other executive officer (other than the chief financial officer) required to be reported to its stockholders under the Exchange Act by reason of such executive officer being one of the four most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. Thus, awards under the Option Plans have been intended to qualify as performance-based compensation under Section 162(m), in part by including limitations under each Stock Option Plan (other than the 1997 Stock Option Plan) on the number of shares that may be granted under the respective Stock Option Plan to an individual. As described above in “—Special Long-Term Equity Incentive Compensation Award,” certain prior awards to Mr. Wilkus under the Option Plans recently discovered to have been in excess of those limits have been determined to be void. In addition, through 2011, portions of the Incentive Awards and Annual Awards under the Performance Incentive Plan for the eligible NEOs were intended to qualify as performance-based compensation under Section 162(m). However, beginning in 2012, the Performance Incentive Plan did not meet certain requirements of Section 162(m) and, thus, the compensation of certain of the NEOs has been in excess of the deduction limitation for 2012-2014.

The Cash Incentive Plan we are recommending that our stockholders approve at the Annual Meeting includes a series of performance criteria that the Compensation Committee may use in establishing specific targets to be attained as a condition to the payment of cash awards under the Cash Incentive Plan in accordance with the performance based compensation exception under Section 162(m). In addition, Mr. Wilkus’ equity incentive awards intended to replace void equity incentive awards have been designed to be deductible under Section 162(m).

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Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on the performance criteria set forth in the Cash Incentive Plan or such other performance measures as the Compensation Committee may determine.

Additionally, we consider the tax implications of Section 409A of the Code. Section 409A of the Code sets forth certain requirements that a plan that provides for the deferral of compensation must meet, including requirements relating to when payments under such a plan may be made, acceleration of benefits, and the timing of elections under such a plan. Failure to satisfy these requirements will generally lead to an acceleration of timing of inclusion in income of deferred compensation, as well as certain additional income taxes.

Risk Assessment and Compensation

The Compensation Committee regularly monitors the risks and rewards associated with our compensation programs. The Compensation Committee also establishes our compensation programs with the intent to align our interests with stockholders and to prevent unnecessary or excessive risk taking. We believe that our compensation policies and practices are well balanced and designed to avoid creating compensation incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on our Company. As described in this Compensation Analysis and Discussion section, we use variable compensation for all of our named executive officers, with a focus on performance. While we have not made long-term equity incentive awards to most NEOs this year, we have typically provided a balance between short-term and long-term, cash and equity incentive compensation to ensure management focuses on the long-term impact of short-term decisions and that management’s interests are aligned with stockholders. As an additional safeguard against unnecessary or excessive risk taking, even if pre-established performance metrics are satisfied, the Compensation Committee retains the right to make downward adjustments in awards. The Compensation Committee continually assesses our executive compensation programs and has implemented additional policies and practices that we believe have further mitigated compensation driven risk. Some of these policies and practices include limits on executive bonuses, the adoption this year of a clawback policy and the adoption of executive officer stock ownership guidelines, as described above.

Clawback Policy

The Compensation Committee has instituted a “clawback” policy that will be effective for incentive payments and awards made in 2015 or later. In the event that any incentive payment or award to an executive officer was based upon achieving certain financial results and those results were subsequently the subject of a restatement of Company financial statements filed with the SEC and a lower payment would have been made to the executive officer based upon the restated financial results, the Board of Directors may require that each executive officer repay or forfeit to the Company the amount by which the executive officer’s incentive payments received during the period covered by the restated financial statements exceeded the lower payment that would have been made based on the restated financial statements.

In addition, should (i) any incentive payment to an executive officer be based upon achieving certain performance goals (other than financial results covered above) and subsequently it is determined that such metric was not achieved or was achieved at a level that would have resulted in a lower payment; (ii) the executive officer who provided the information that caused the incorrect determination of such metric being achieved or being achieved at a higher payment level provided it with knowledge that such information was inaccurate and has been terminated for cause; and (iii) a lower payment would have been made to the executive officer based upon the metric not being achieved or being achieved at a lower payment level, the Board of Directors may require that such individual executive officer repay or forfeit to the Company the amount by which any of such individual executive officer’s incentive payments attributable to the period covered by the financial goal exceeded the lower payment that would have been made based on the metric not being achieved or being achieved at the lower payment level. This policy is in addition to clawback policies that may otherwise be required by law or regulation, such as Section 304 of the Sarbanes-Oxley Act.

Perquisites and Benefits

We do not believe that it is appropriate for our named executive officers to receive special perquisites and benefits and, thus, our named executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees. Our employee benefit plans in which our NEOs participate include medical, dental, vision, disability, life and long-term care insurance, qualified transportation benefits and a 401(k) plan.

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EXECUTIVE COMPENSATION

Pension and Retirement Plans

We do not maintain any retirement, pension, defined benefits, supplemental executive retirement or similar plans in which only our named executive officers are eligible. We had previously established the American Capital, Ltd. Employee Stock Ownership Plan (the “ESOP”) as an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code, and the American Capital, Ltd. 401(k) Plan (the “401(k) Plan”) with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. We maintained the ESOP and 401(k) Plan for the benefit of our employees to enable them to share in our growth and supplement their personal savings and social security. The ESOP was merged into the 401(k) Plan and there will be no further ESOP contributions. Since 2010, we have matched 100% of an employee’s 401(k) contributions, up to the first 3% of his or her compensation, subject to statutory maximums, and currently expect to do so again in 2015. The statutory maximum matching contribution for 2014 was $7,800. The NEOs participate in the 401(k) Plan on the same basis as all of our other employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, although, as described above, Mr. Winn’s employment agreement has been superseded by the Transition Agreement, except for certain provisions. The agreements provide for a two-year term, which renews on a daily basis so that there will always be two years remaining until either party gives notice that the automatic renewals are to be discontinued. As described above, each agreement also sets forth a minimum base salary for the NEO and that he is entitled to participate in a performance-based target incentive payment program with a specified minimum target incentive payment amount. Also, the agreements set forth certain compensation and benefits in the event that the executive officer’s employment with the Company terminates or is terminated, as described below under ”—Severance and Change of Control Payments—Employment Agreements.” The employment agreements also include covenants related to post-employment obligations of the executive officer in areas such as competition with us and obligations to maintain the confidentiality of certain information.

Conclusion

We believe that our compensation programs have been appropriately designed to continue to attract, retain and motivate our employees, including our NEOs, improve our financial performance and align the interests of our NEOs with the long-term interests of our stockholders. We believe that our overall performance since going public in 1997 is due in part to the effectiveness of our compensation programs with respect to all of our employees, including our named executive officers.

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Report of the Compensation, Corporate Governance and Nominating Committee

Our Compensation, Corporate Governance and Nominating Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, the Compensation, Corporate Governance and Nominating Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation, Corporate Governance and Nominating Committee:

Phil R. Harper, Chairman

Stan Lundine

Alvin N. Puryear

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Summary Compensation Table

The following table provides information concerning the compensation of the NEOs earned during the fiscal year ended December 31, 2014. In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. In the column “Bonus,” we disclose the amount of short-term cash incentive payments earned by the NEO during the fiscal year. We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Awards,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our common stock on the open market. A number of hypothetical, or notional, shares are allocated to each participant’s account. See “—Short-Term Cash Incentive Payment” on page 27 above.

The amount of the NEO’s performance-based Target Award earned during the fiscal year under our Performance Incentive Plan is disclosed in the column “Non-Equity Incentive Plan Compensation.” The amount in the column “All Other Compensation” is comprised of our contribution to the 401(k) plan, which was capped at $7,800 in 2014, $7,650 in 2013, and $7,500 in 2012. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)		Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)		Total ($)
Malon Wilkus	2014	1,495,000	–	10,000,000	(4)	–	5,400,000	7,800		16,902,800
Chief Executive Officer and Chairman of the	2013	1,495,000	–	400,630		2,234,448	5,400,000	7,650		9,537,728
Board of Directors	2012	1,495,000	–	–		4,301,473	4,410,000	7,500		10,213,973
Darin R. Winn	2014	905,000	–	–		–	1,400,000	2,937,852	(6)	5,242,852
Senior Vice President & Senior	2013	905,000	–	174,185		971,488	1,800,000	7,650		3,858,323
Managing Director	2012	905,000	–	–		1,870,181	1,470,000	7,500		4,252,681
John R. Erickson	2014	1,085,000	–	–		–	2,700,000	7,800		3,792,800
President, Structured Finance and Chief	2013	1,085,000	–	226,446		1,262,967	2,700,000	7,650		5,282,063
Financial Officer	2012	1,085,000	–	–		2,431,302	2,205,000	7,500		5,728,802
Samuel A. Flax	2014	1,020,000	–	–		–	2,250,000	7,800		3,277,800
Executive Vice President, General Counsel,	2013	1,020,000	–	191,604		1,068,641	2,250,000	7,650		4,537,895
Chief Compliance Officer and Secretary	2012	1,020,000	–	–		2,057,211	1,837,500	7,500		4,922,211
Gordon J. O’Brien	2014	1,020,000	–	–		–	2,250,000	7,800		3,277,800
President, Specialty Finance and	2013	1,020,000	–	191,604		1,068,641	2,250,000	7,650		4,537,895
Operations	2012	1,020,000	–	–		2,057,211	1,837,500	7,500		4,922,211

(1)	Each NEO’s employment agreement sets forth a minimum base salary, as discussed above in “—Components of NEO Compensation and their Purposes.”

(2)	Each NEO’s employment agreement sets forth a minimum target incentive payment amount, as discussed above in “—Components of NEO Compensation and their Purposes.”

(3)	In the columns “Stock Awards” and “Option Awards,” we disclose the amount of the award(s) measured in dollars and calculated in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”), as required by SEC regulations. Amounts under the column “Stock Awards” represent the fair market value of stock awards granted in such year in accordance with ASC 718. The fair market value of a stock award is based on the fair market value of our stock on the date of grant. In 2012 there were no incentive awards granted. Amounts under the column “Option Awards” represent the fair value per share of stock option awards granted in 2014, 2013 and 2012 based on the ASC 718 that require certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(4)	Mr. Wilkus’ stock award was intended to replace certain equity awards made in prior years that had been determined to be void. See “—Special Long-Term Equity Incentive Compensation Award” on page 32.

(5)	Except as noted, amounts shown under “All Other Compensation” represent employer matches for employee contributions to our 401(k) Plan.

(6)	Includes compensation paid under a Transition Agreement (see “—2014 Compensation Decisions” on page 30) and employer matches for employee contributions to our 401(k) Plan.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal Year 2014

In this table we provide information about each grant of an award made to an NEO in the most recently completed fiscal year under the Option Plans and the Performance Incentive Plan. The target amounts are the same as the maximum amounts under each of the plans. In each case, the grant date is the same date as the Compensation, Corporate Governance and Nominating Committee approval date. Amounts disclosed under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” include the performance-based portion of the Target Awards under the Performance Incentive Plan and the amounts disclosed under “Estimated Possible Payouts Under Equity Incentive Plan Awards” include the performance-based Incentive Awards under the Performance Incentive Plan. The column “All Other Option Awards” includes grants made under the Option Plans. The exercise price of option awards is the closing price of our common stock on the date of grant.

Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures and are based on certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (N/A)			All Other Stock Awards: Number of Shares or Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Malon Wilkus			5,400,000
	6/12/2014							668,896(1)			10,000,000(1)
John R. Erickson			2,700,000
Gordon J. O’Brien			2,250,000
Samuel A. Flax			2,250,000
Darin R. Winn			1,400,000

(1)	Mr. Wilkus’ stock award was intended to replace certain equity awards made in prior years that had been determined to be void. See “—Special Long-Term Equity Incentive Compensation Award” on page 32.

AMERICAN CAPITAL, LTD. – Proxy Statement    39

EXECUTIVE COMPENSATION

Outstanding Equity Awards At Fiscal Year-end

The following table provides information about unexercised options, both exercisable and unexercisable, under the Option Plans and Incentive Awards under the Performance Incentive Plan that have not vested for each NEO outstanding as of December 31, 2014. The market value of the Incentive Awards is the market value of the NEO’s bookkeeping account under the Performance Incentive Plan calculated with a stock price of $14.61, which was the closing price of our common stock as of December 31, 2014.

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#) (3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
Malon Wilkus	482,020	–		16.71	7/24/2018	393,053	5,742,508
	120,506	–		16.71	7/24/2018
	746,982	–		4.81	1/7/2019
	154,281	–		2.15	4/24/2019
	154,281	–		2.51	5/26/2019
	118,760	–		2.71	6/23/2019
	116,456	–		3.10	7/22/2019
	70,353	–		2.96	8/12/2019
	191,327	–		2.77	11/11/2019
	189,210	–		3.48	2/10/2020
	188,092	–		6.45	4/29/2020
	118,080	29,520		5.19	7/22/2020
	438,576	109,646		5.19	7/22/2020
	86,508	21,627		5.19	7/22/2020
	9,491	2,373		5.19	7/22/2020
	109,452	27,364		6.51	10/21/2020
	141,385	35,347		6.51	10/21/2020
	401,816	100,457		6.51	10/21/2020
	363,501	242,334		8.47	2/1/2021
	111,752	74,502		8.47	2/1/2021
	14,238	9,494		8.47	2/1/2021
	365,712	243,812		10.19	4/28/2021

40    AMERICAN CAPITAL, LTD. – Proxy Statement

EXECUTIVE COMPENSATION

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#) (3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
John R. Erickson	256,713	–		16.71	7/24/2018	12,520	182,922
	64,180	–		16.71	7/24/2018
	422,207	–		4.81	1/7/2019
	87,203	–		2.15	4/24/2019
	87,203	–		2.51	5/26/2019
	67,126	–		2.71	6/23/2019
	65,824	–		3.10	7/22/2019
	39,765	–		2.96	8/12/2019
	108,143	–		2.77	11/11/2019
	106,946	–		3.48	2/10/2020
	106,315	–		6.45	4/29/2020
	368,898	92,225		5.19	7/22/2020
	368,898	92,225		6.51	10/21/2020
	174,293	116,196		8.47	2/1/2021
	102,380	68,254		8.47	2/1/2021
	276,673	184,450		10.19	4/28/2021
	156,250	104,168		10.08	7/21/2021
	156,250	104,168		6.77	10/20/2021
	104,166	156,252		8.22	1/31/2022
	92,052	138,079		9.64	4/28/2022
	39,566	158,264		14.47	4/25/2023
Samuel A. Flax	204,519	–		16.71	7/24/2018	10,593	154,771
	51,132	–		16.71	7/24/2018
	357,252	–		4.81	1/7/2019
	55,696	–		3.10	7/22/2019
	33,647	–		2.96	8/12/2019
	26,504	–		2.77	11/11/2019
	90,491	–		3.48	2/10/2020
	89,957	–		6.45	4/29/2020
	312,138	78,035		5.19	7/22/2020
	312,138	78,035		6.51	10/21/2020
	234,103	156,070		8.47	2/1/2021
	234,103	156,070		10.19	4/28/2021
	132,209	88,140		10.08	7/21/2021
	132,209	88,140		6.77	10/20/2021
	88,139	132,210		8.22	1/31/2022
	77,888	116,834		9.64	4/28/2022
	33,478	133,913		14.47	4/25/2023

AMERICAN CAPITAL, LTD. – Proxy Statement    41

EXECUTIVE COMPENSATION

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#) (3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
Gordon J. O’Brien	204,519	–		16.71	7/24/2018	10,593	154,771
	51,132	–		16.71	7/24/2018
	223,528	–		4.81	1/7/2019
	89,957	–		6.45	4/29/2020
	312,138	78,035		5.19	7/22/2020
	312,138	78,035		6.51	10/21/2020
	234,103	156,070		8.47	2/1/2021
	234,103	156,070		10.19	4/28/2021
	132,209	88,140		10.08	7/21/2021
	132,209	88,140		6.77	10/20/2021
	88,139	132,210		8.22	1/31/2022
	77,888	116,834		9.64	4/28/2022
	33,478	133,913		14.47	4/25/2023
Darrin Winn	324,775	–		4.81	12/31/2015
	171,564	–		16.71	12/31/2015
	42,891	–		16.71	12/31/2015
	3,417	–		16.71	12/31/2015
	855	–		16.71	12/31/2015
	283,760	70,940		6.51	12/31/2015
	278,960	69,740		5.19	12/31/2015
	212,820	141,880		8.47	12/31/2015
	212,820	141,880		10.19	12/31/2015
	120,189	80,127		6.77	12/31/2015
	120,189	80,127		10.08	12/31/2015
	80,126	120,190		8.22	12/31/2015
	70,807	106,212		9.64	12/31/2015
	30,434	121,739		14.47	12/31/2015
	4,800	1,200		5.19	12/31/2015

(1)	We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Awards,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our common stock on the open market. A number of hypothetical, or notional, shares are allocated to each participant’s account. See “—Short-Term Cash Incentive Payment” on page 27 above.

42    AMERICAN CAPITAL, LTD. – Proxy Statement

EXECUTIVE COMPENSATION

(2)	Vesting dates of unvested option awards are as follows:

Vest Date	Malon Wilkus	John R. Erickson	Gordon J. O’Brien	Darin R. Winn	Samuel A. Flax
1/31/2015	0	52,084	44,070	40,063	44,070
2/1/2015	163,165	92,225	78,035	70,940	78,035
4/25/2015	0	39,566	33,478	30,434	33,478
4/27/2015	0	46,026	38,944	35,404	38,944
4/28/2015	121,904	92,225	78,035	70,940	78,035
7/21/2015	0	52,084	44,070	40,063	44,070
7/22/2015	163,166	92,225	78,035	70,940	78,035
10/20/2015	0	52,084	44,070	40,063	44,070
10/21/2015	163,168	92,225	78,035	70,940	78,035
1/31/2016	0	52,084	44,070	40,063	44,070
2/1/2016	163,165	92,225	78,035	70,940	78,035
4/25/2016	0	39,566	33,478	30,435	33,478
4/27/2016	0	46,026	38,945	35,404	38,945
4/28/2016	121,908	92,225	78,035	70,940	78,035
7/21/2016	0	52,084	44,070	40,064	44,070
10/20/2016	0	52,084	44,070	40,064	44,070
1/31/2017	0	52,084	44,070	40,064	44,070
4/25/2017	0	39,566	33,478	30,435	33,478
4/27/2017	0	46,027	38,945	35,404	38,945
4/25/2018	0	39,566	33,479	30,435	33,479

(3)	Vesting dates of hypothetical, or notional, shares credited to the participant’s account under the Performance Incentive Plan are as follows:

Vest Date	Malon Wilkus	John R. Erickson	Gordon J. O’Brien	Samuel A. Flax
1/31/2015	34,314
4/25/2015	25,604	3,130	2,648	2,648
4/27/2015	28,896
4/28/2015	8,964
7/21/2015	19,799
10/20/2015	21,739
1/31/2016	34,314
4/25/2016	25,604	3,130	2,648	2,648
4/27/2016	28,897
4/28/2016	8,963
7/21/2016	19,799
10/20/2016	21,739
1/31/2017	34,315
4/25/2017	25,604	3,130	2,649	2,648
4/27/2017	28,896
4/25/2018	25,606	3,130	2,648	2,649

AMERICAN CAPITAL, LTD. – Proxy Statement    43

EXECUTIVE COMPENSATION

Option Exercises And Stock Vested

The following table provides information relating to exercises of stock options and vesting of Incentive Awards during the year ended December 31, 2014, on an aggregated basis. The amounts under the “Value Realized on Vesting” column were calculated by multiplying the number of shares acquired on vesting by the share price on the date the award vested.

Name	Option Awards		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Malon Wilkus	–	–	332,129	4,967,352
John R. Erickson	–	–	19,294	296,747
Gordon J. O’Brien	361,860	4,288,045	16,326	251,095
Samuel A. Flax	–	–	16,326	251,095
Darin R. Winn	164,042	1,829,320	14,841	228,261

(1)	Participants in the Performance Incentive Plan are generally permitted to defer the distribution of vested portions of Incentive Awards to a date up to ten years after the date of the grant. Of the amounts included in the table above, the vested awards were deferred as follows:

•

Mr. Wilkus elected to defer 5,537 shares until 2020, and an additional 297,993 shares may not be paid until the earlier of Mr. Wilkus’ death or separation from service (subject to a rule under Section 409A of the Code that may require a six-month delay on amounts payable based on a separation from service).

•	Mr. Flax elected to defer the distribution of 2,648 shares until 2023.

44    AMERICAN CAPITAL, LTD. – Proxy Statement

EXECUTIVE COMPENSATION

Severance and Change of Control Payments

Employment Agreements

Each of the employment agreements that we have entered into with a named executive officer contains provisions for payments upon certain events as follows:

Disability

•	continuation of the officer’s base salary for one year (two years in the case of Mr. Wilkus) reduced by the amount of any long-term disability payments received by him during this period;

•

pro rated target incentive payment for the year in which the officer’s employment is terminated following a disability based on the highest target incentive payment amount that could have been earned in that year by him;

•

an additional severance payment equal to the highest target incentive payment amount that could have been earned by him during the year in which the disability termination occurred (multiplied by two in the case of Mr. Wilkus); and

•	insurance and other employee benefits during the base salary continuation period following a disability.

Termination by us other than for Misconduct or by the executive officer with Good Reason

•	continuation of base salary and insurance benefits for a specified period;

•	an additional lump sum severance payment in a specified amount ($3,000,000 for Mr. Wilkus, $1,500,000 for Mr. Erickson and $1,250,000 for Messrs. Flax and O’Brien); and

•

an additional severance payment equal to the greater of the highest target incentive payment amount that the officer could have earned during the year in which the termination occurred or the highest target incentive payment made to the officer for any of the three calendar years ending prior to the year in which the termination occurred, multiplied by 2 for Mr. Wilkus and by 1.25 for Messrs, Erickson, Flax and O’Brien.

In the case of Mr. Wilkus, the continuation period is two years, in the case of Messrs. Erickson, Flax and O’Brien, the period is 15 months. During the continuation period, the base salary will be continued at the highest rate in effect in the 24 months preceding termination.

Change of Control

A “Change of Control” is defined in each of the employment agreements as the occurrence of any of the following events: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event of a termination of a named executive officer (other than Mr. Wilkus) by us other than for misconduct or by the officer for Good Reason in the two months preceding or 18 months following a Change of Control of us, including a deemed termination for misconduct by giving written notice of our intent to discontinue the daily extensions of the Term without the named executive officer’s written consent, the salary continuation period noted above would be lengthened to two years and the multiplier for the second additional severance payment would be increased from 1.25 to 2. “Good Reason” is defined in the employment agreements (other than for Mr. Wilkus) as any of the following that occurs in the two months preceding or 18 months following a Change of Control of us: (1) a material diminution of the executive’s authority, duties or responsibilities with the Company; (2) a material breach by us of any material provision of the employment agreement; or (3) any material change in the geographic location at which the executive must perform services.

AMERICAN CAPITAL, LTD. – Proxy Statement    45

EXECUTIVE COMPENSATION

Mr. Wilkus has the right to declare that Good Reason exists if we take any of the actions above, regardless of whether a Change of Control has occurred. In addition, in the event of a Change of Control, Mr. Wilkus may terminate his employment for Good Reason within the two months preceding or 18 months following the Change of Control, regardless of whether we take any of the actions above. In the event of a termination of Mr. Wilkus by us other than for misconduct or by Mr. Wilkus with Good Reason in the two months preceding or 18 months following a Change of Control of us, the salary continuation period noted above would be lengthened to three years and the multiplier for the second additional severance payment would be increased from 2 to 3.

Death

If any NEO dies during the term of his employment agreement, his estate will be entitled to receive:

•

his target incentive payment for the year in which the death occurs, prorated through the date of death based on the highest target incentive payment amount that could have been earned in that year; and

•	a continuation of health benefits for a period equal to two months multiplied by the number of full years (up to nine) during which he was employed by us.

In addition, each of the employments agreements contains a non-competition provision that prevents the named executive officer, without the prior written consent of our Board of Directors, from being involved as an officer, employee, partner, stockholder, consultant or otherwise with (A) any person that competes with us or provides or proposes to provide services or investments to a current client of us or (B) any of our potential customers with whom we have discussed a relationship in the 12 months prior to such executive officer’s termination date. The non-competition period (the “Restricted Period”) lasts for two years from the termination date if the Company terminates the named executive officer’s employment for other than “misconduct” or disability or if the named executive officer terminates employment for “good reason” or one year if the named executive officer’s employment is otherwise terminated. Each of the employment agreements also contains a provision preventing the named executive officer from soliciting any of our employees or interfering in a similar manner with our business during the Restricted Period.

Stock Option and Stock Plans

Under the terms of the Employee Option Plans, a participant’s options vest in full upon a change of control of us. Under the Performance Incentive Plan, notwithstanding a participant’s election to defer distributions of a vested incentive payment award, the vested portion of a participant’s account(s) will generally be distributed upon the occurrence of a change of control.

The following table summarizes the estimated payments to be made under the employment agreement for each NEO at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or a change in control. Under each employment agreement, the NEO is not entitled to any amount if such NEO’s termination was for misconduct by the NEO. In accordance with SEC regulations, the following table does not include any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms or operation in favor of the named executive officer and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2014, but under the terms of the current employment agreements and that the price per share of our common stock is the closing market price as of December 31, 2014, or $14.61.

46    AMERICAN CAPITAL, LTD. – Proxy Statement

EXECUTIVE COMPENSATION

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

Executive Benefits and Payments upon Termination	Termination by Company Without Cause ($)	Termination by Company or Voluntary Termination for Good Reason, each in connection with a Change in Control($)	Voluntary Termination ($)	Disability ($)	Death ($)
Malon Wilkus (4)
Severance Payment	2,990,000	4,485,000	–	–	–
Base Salary	–	–	–	2,990,000	–
Unused Accrued Vacation Time (1)	0 - 172,500	0 - 172,500	0 - 172,500	0 - 172,500	0 - 172,500
Target Incentive Payment (2)	15,000,000	21,000,000	–	18,000,000	6,000,000
Insurance Benefits (3)	33,733	50,600	–	33,733	25,300
TOTAL:	18,196,233	25,708,100	172,500	21,196,233	6,197,800
John R. Erickson
Severance Payment	1,356,250	2,170,000	–	–	–
Base Salary	–	–	–	1,085,000	–
Unused Accrued Vacation Time	0 - 104,327	0 - 104,327	0 - 104,327	0 - 104,327	0 - 104,327
Target Incentive Payment	5,282,539	7,552,062	–	6,000,000	3,000,000
Insurance Benefits	30,701	49,122	–	24,561	36,842
TOTAL:	6,773,817	9,875,511	104,327	7,213,888	3,141,169
Samuel A. Flax
Severance Payment	1,275,000	2,040,000	–	–	–
Base Salary	–	–	–	1,020,000	–
Unused Accrued Vacation Time	0 - 78,462	0 - 78,462	0 - 78,462	0 - 78,462	0 - 78,462
Target Incentive Payment	4,375,000	6,250,000	–	5,000,000	2,500,000
Insurance Benefits	30,701	49,122	–	24,561	36,842
TOTAL:	5,759,163	8,417,584	78,462	6,123,023	2,615,304
Darin R. Winn (5)
Severance Payment	2,905,000	–	–	–	–
Base Salary	–	–	–	–	–
Unused Accrued Vacation Time	73,096	–	–	–	–
Target Incentive Payment	650,000	–	–	–	–
Insurance Benefits	25,052	–	–	–	–
TOTAL:	3,653,148	–	–	–	–
Gordon J. O’Brien
Severance Payment	1,275,000	2,040,000	–	–	–
Base Salary	–	–	–	1,020,000	–
Unused Accrued Vacation Time	0 - 98,077	0 - 98,077	0 - 98,077	0 - 98,077	0 - 98,077
Target Incentive Payment	4,375,000	6,250,000	–	5,000,000	2,500,000
Insurance Benefits	30,701	49,122	–	24,561	36,842
TOTAL:	5,778,778	8,437,199	98,077	6,142,638	2,634,919

AMERICAN CAPITAL, LTD. – Proxy Statement    47

EXECUTIVE COMPENSATION

(1)	Unused accrued vacation time for each NEO is a range of minimum and maximum amounts payable, depending on the amount of vacation time accrued at the time of termination.

(2)	Amounts in the rows titled “Target Incentive Payment” have been calculated assuming no other payments have been made to the NEO as of December 31, 2014, for the current year.

(3)	Insurance Benefits are based on the December 2014 monthly payment for Health, Dental, Vision, Life and Disability coverage for each NEO.

(4)	As discussed above in “—Severance and Change of Control Payments—Employment Agreements,” Mr. Wilkus has the right under his employment agreement to declare that good reason exists regardless of whether a change of control has occurred in certain circumstances.

(5)	Effective November 20, 2014, we entered into an agreement with Mr. Winn regarding transition services to be provided prior to his separation from the Company on December 31, 2014. See “—2014 Compensation Decisions” on page 30.

48    AMERICAN CAPITAL, LTD. – Proxy Statement

INFORMATION REGARDING COMPANY EQUITY SECURITIES

INFORMATION REGARDING COMPANY EQUITY SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth as of March 3, 2015 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our named executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the legally outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class	Dollar Range of Equity Securities Beneficially Owned (2)
Beneficial Owners of more than 5%:
BlackRock Inc.	22,547,854	(11)	7.7%	N/A
Directors and Named Executive Officers:
Malon Wilkus	6,675,028	(4)(5)(8)	2.3%	over $100,000
John R. Erickson	3,827,448	(4)(5)(9)	1.3%	N/A
Darin R. Winn (3)	3,204,346	(3)	1.1%	N/A
Samuel A. Flax	3,112,774	(4)(5)	1.1%	N/A
Gordon O’Brien	2,685,179	(4)(5)	*	N/A
Mary C. Baskin	290,223	(6)(7)	*	over $100,000
Neil M. Hahl	365,220	(6)	*	over $100,000
Philip R. Harper	1,486,650	(6)(10)	*	over $100,000
Stan Lundine	331,373	(6)	*	over $100,000
Kristen L. Manos	5,000		*	$50,001-$100,000
Susan Nestegard	67,078		*	over $100,000
Kenneth D. Peterson, Jr.	768,382	(6)	*	over $100,000
Alvin N. Puryear	378,412	(6)	*	over $100,000
Directors and Executive Officers as a group (15 persons)	27,124,180		9.2%	N/A

*	Less than one percent.

(1)	Pursuant to the rules of the SEC, shares of our common stock subject to options held by our directors and named executive officers that are exercisable within 60 days of March 3, 2015, are deemed outstanding for the purposes of computing such director’s or executive officer’s beneficial ownership.

(2)	The dollar range of our equity securities beneficially owned is calculated by multiplying the closing price of our common stock as reported on The NASDAQ Global Select Market as of March 3, 2015, times the number of shares beneficially owned, in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(3)	Mr. Winn separated from employment with the Company on December 31, 2014. The number of shares beneficially owned were calculated based on shares held directly and indirectly as of December 31, 2014, 9,291 shares held as units in our 401(k) Plan as of December 31, 2014, 299,617 shares vested and deferred in our Performance Incentive Plan as of December 31, 2014 and 2,892,442 shares issuable upon the exercise of options as of January 6, 2015.

(4)	Includes vested and deferred shares allocated to the account of each executive officer as a participant in our Performance Incentive Plan, each as of March 3, 2015, and shares issuable upon the exercise of options that are exercisable within 60 days of March 3, 2015: Mr. Wilkus has 1,099,058 shares in the PIP and 4,977,848 shares issuable upon the exercise of options; Mr. Erickson has 336,904 shares in the PIP and 3,010,967 shares issuable upon the exercise of options; Mr. Flax has 154,587 shares in the PIP and 2,738,165 shares issuable upon the exercise of options; and Mr. O’Brien has 270,648 shares in the PIP and 2,398,103 shares issuable upon the exercise of options.

AMERICAN CAPITAL, LTD. – Proxy Statement    49

INFORMATION REGARDING COMPANY EQUITY SECURITIES

(5)	Includes the equivalent number of shares held as units in our 401(k) Plan of which the named executive officer is the beneficial owner: Mr. Wilkus has the equivalent of 80,934 shares; Mr. Erickson has the equivalent of 10,279 shares; Mr. Flax has the equivalent of 4,766 shares; and Mr. O’Brien has the equivalent of 9,032 shares.

(6)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March 3, 2015. Mses. Baskin and Nestegard, Messrs. Hahl, Harper, Lundine and Peterson, and Dr. Puryear have 250,000, 52,078, 340,000, 433,750, 246,250, 433,750 and 340,000 such shares, respectively.

(7)	Includes 14,606 shares that are owned by Ms. Baskin’s husband. Also includes 165 shares that are owned by Ms. Baskin’s son, of which Ms. Baskin disclaims beneficial ownership of such shares.

(8)	Includes 91,963 shares that are owned by Mr. Wilkus’ wife.

(9)	Includes 242,155 shares that are held by a family trust. Also includes 97,700 shares held by another family trust, of which Mr. Erickson disclaims beneficial ownership of such shares.

(10)	Includes 12,747 shares that are owned by Mr. Harper’s wife.

(11)	This information is based on a Schedule 13G/A (the “BlackRock Schedule 13G”) filed with the SEC on January 23, 2015, by BlackRock, Inc. as a parent holding company or control person of certain named funds, with a business address at 55 East 52nd Street, New York, NY 10022. The BlackRock Schedule 13G indicates that as of December 31, 2014, BlackRock, Inc. had sole voting power with respect to 22,547,854 shares and sole dispositive power with respect to 22,547,854 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2014 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied.

Repurchases of Common Stock

Subject to compliance with the 1940 Act and other applicable law, we may repurchase on the open market or in privately negotiated transactions, our outstanding shares. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

50    AMERICAN CAPITAL, LTD. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

QUESTIONS AND ANSWERS

ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

1.	WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board of Directors is of the view that management is primarily responsible for all communications on behalf of American Capital with stockholders and the public at large. Thus, in addition to certain members of senior management, we employ a Senior Vice President, Finance whose primary responsibilities and those of certain members of his staff include investor and stockholder relations.

2.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).

Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by American Capital that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit, Compliance and Valuation Committee and handled in accordance with procedures established by the Audit, Compliance and Valuation Committee with respect to such matters.

A copy of the Audit, Compliance and Valuation Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics, which is published in the Investor Relations section of our web site at www.AmericanCapital.com.

3.	HOW CAN A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2016 ANNUAL MEETING?

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in the following question, and not the procedures set forth in the preceding paragraph.

4.	HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2016 ANNUAL MEETING?

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation, Corporate Governance and Nominating Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2016 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the proposal must be received by our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, on or before November 12, 2015, unless the date of the 2016 annual meeting of stockholders is changed more than 30 days from April 24, 2016.

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Nothing in the response to this question shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a stockholder proposal submitted outside of Rule 14a-8, including any nominations for the Board of Directors made by stockholders, to be considered at the 2016 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of an annual meeting.

Such proposals should be submitted by certified mail, return receipt requested.

AMERICAN CAPITAL, LTD. – Proxy Statement    51

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2014 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

A copy of our 2014 Annual Report on Form 10-K containing audited financial statements was delivered or made available with this proxy statement. Additional copies of our 2014 Annual Report on Form 10-K (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: American Capital, Ltd., Investor Relations, 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, or by calling (301) 951-5917. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investor Relations section of our web site at www.AmericanCapital.com.

52    AMERICAN CAPITAL, LTD. – Proxy Statement

OTHER MATTERS

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any adjournments or postponements thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in their discretion.

AMERICAN CAPITAL, LTD. – Proxy Statement    53

APPA – AMERICAN CAPITAL, LTD. EMPLOYEE CASH INCENTIVE PLAN

APPENDIX A

AMERICAN CAPITAL, LTD.

EMPLOYEE CASH INCENTIVE PLAN

1. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Employees of outstanding ability, and to provide the Company with the ability to pay cash incentive compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Plan shall be interpreted in a manner consistent with the foregoing intent.

2. Administration. The Plan shall be administered by the Committee. The Committee shall have plenary authority, in its discretion, to grant Awards to Employees, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Employees to whom Awards shall be granted, the terms of all Awards (which terms need not be identical), the time or times at which Awards are made, the Performance Goals, if any, applicable to Awards. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and the terms of any Awards, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards hereunder. The determinations of the Committee on the matters referred to in this Section 2 shall be binding and final.

3. Awards.

3.1. The Committee may, in its sole discretion, grant Awards in such amounts to such Employee(s) as the Committee determines and on such terms and conditions as the Committee may specify, including terms and conditions that make the payment of any Award contingent on the attainment of one or more Performance Goals. The maximum aggregate dollar amount of all Awards granted to any Employee for any calendar year shall be $10,000,000. Awards shall be payable in cash. Unless otherwise specified by the Committee, (a) an Award shall relate to a period of one year or less, and (b) an Award shall be forfeited if the Participant fails to be continuously employed by the Company (or an Affiliate) through the date such Award is paid.

3.2. With respect to any Award made contingent on the attainment of one or more Performance Goals, the Committee shall not have discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal(s). The Committee may, however, exercise negative discretion to reduce or eliminate the compensation that was due upon attainment of the goal(s).

3.3. Prior to the payment in respect of any Award made contingent on the attainment of one or more Performance Goals, the Committee shall certify in writing the attainment of the Performance Goals and the calculation of the amount payable. No payment shall be made in respect of any such Award if the related Performance Goal(s) have not been satisfied.

4. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, however, that after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of the stockholders of the Company to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any.

5. Modification of Outstanding Awards. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall violate Section 409A of the Code.

6. Stockholder Approval. This Plan and any amendments to this Plan requiring stockholder approval pursuant to Section 4 hereof, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following the Plan’s adoption by the Board. Subject to such stockholder approval, this Plan, and any amendments hereto, are effective on the date on which they are adopted by the Board. Notwithstanding any other provision of this Plan or any Agreement to the contrary, no Award granted to an Employee on or after January 29, 2015 and prior to the first annual meeting of stockholders following such date shall become effective until the date, if any, on which the stockholders of the Company approve the Plan.

AMERICAN CAPITAL, LTD. – Proxy Statement    APPA-1

APPA – AMERICAN CAPITAL, LTD. EMPLOYEE CASH INCENTIVE PLAN

7. Withholding. The Company’s obligation to pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements.

8. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, members of the Committee (and such person(s) to whom the Committee delegates its powers or responsibilities) shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

9. Term of Plan.

Unless sooner terminated by the Board pursuant to Section 4 hereof, this Plan shall terminate on May 1, 2020, and no Awards may be granted after such date, unless the term of the Plan shall be extended by vote of the Company’s stockholders. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

10. General Provisions.

10.1. The establishment of this Plan shall not confer upon any Employee any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

10.2. Participation in this Plan shall not give an Employee any right to be retained in the service of the Company or any Affiliate.

10.3. The interests of any Employee under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

10.4. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

10.5. This Plan is intended to comply with Section 409A of the Code to the extent applicable, and the Committee shall administer and interpret this Plan accordingly.

11. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

11.1. “Affiliate” means any corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or through one or more other Affiliates.

11.2. “Award” means a grant of a right to earn a cash incentive payment under this Plan.

11.3. “Board” means the Board of Directors of the Company.

11.4. “Code” means the Internal Revenue Code of 1986, as amended.

11.5. “Committee” means the Compensation, Corporate Governance and Nominating Committee of the Board, which is and shall be comprised solely of two (2) or more “outside directors” as defined in regulations promulgated under Section 162(m) of the Code.

11.6. “Company” means American Capital, Ltd., a Delaware corporation, and any successor thereto.

11.7. “Employee” means any person determined by the Committee to be an employee of the Company or an Affiliate.

11.8. “Participant” means an Employee who has been granted an Award hereunder.

APPA-2    AMERICAN CAPITAL, LTD. – Proxy Statement

APPA – AMERICAN CAPITAL, LTD. EMPLOYEE CASH INCENTIVE PLAN

11.9. “Performance Goals” means performance goals established by the Committee which may be based on sales, return on equity, revenue, revenue per employee, economic return, net operating income, net income, net realized gain on investments, net asset value per share, realizable net asset value per share, dividend characterization, return on assets, cash flow, cash on hand, total amortizations, prepayments and exits, total stockholder return, equity or investment growth, gross amount invested, closing of new buyouts and sponsor finance investments, debt reduction, compliance with loan covenants, market share, regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002), satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet objectives, employee retention, implementation or completion of one or more projects or transactions, intradepartmental or intra-office performance, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Employee or the department, branch, Affiliate or other division in which he or she works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

11.10. “Plan” means the American Capital, Ltd. Employee Cash Incentive Plan, as amended from time to time.

AMERICAN CAPITAL, LTD. – Proxy Statement    APPA-3

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE            SACKPACK            000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

MR A SAMPLE Electronic Voting Instructions

DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week!

ADD 1 Instead of mailing your proxy, you may choose one of the voting ADD 2 methods outlined below to vote your proxy.

ADD 3 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 4

ADD 5 Proxies 1:00 a.m. submitted , Central Time, by the on Internet April 24, or 2015 telephone and by must 1:00 be a.m. received , Central by ADD 6 Time, on April 22, 2015 if you are participant in the 401(k) plan.

Vote by Internet

• Go to www.investorvote.com/acas

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Using a black ink pen, mark your votes with an X as shown in X Canada on a touch tone telephone this example. Please do not write outside the designated areas. Follow the instructions provided by the recorded message

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain +

01—Mary C. Baskin 02—Neil M. Hahl 03—Philip R. Harper

04—Stan Lundine 05—Kristen L. Manos 06—Susan K. Nestegard

07—Kenneth D. Peterson 08—Alvin N. Puryear 09—Malon Wilkus

For Against Abstain For Against Abstain

2. Approval of the American Capital, Ltd. Employee Cash 3. Ratification of the appointment of Ernst & Young LLP to Incentive Plan. serve as our independent public accountant for the year ending December 31, 2015.

The proxies are authorized to vote in their discretion on any other matter that may properly come before said meeting or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below. Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name appears on your stock certificate. If your shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

9 2 B M 2 2 4 7 3 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

020G2B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy THIS PROXY — AMERICAN IS SOLICITED CAPITAL, BY THE BOARD LTD. OF DIRECTORS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL, LTD. TO BE HELD ON APRIL 24, 2015.

The undersigned hereby appoints Samuel A. Flax and John R. Erickson and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on April 24, 2015, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and FOR the other proposals listed on the reverse side.

SEE REVERSE SEE REVERSE SIDE SIDE